UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NCLH

NORWEGIAN CRUISE LINE HOLDINGS LTD.

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS
When		Thursday, June 18, 2020* at 9:00 a.m. (Eastern time)
Where		Pullman Miami* 5800 Blue Lagoon Drive Miami, Florida 33126
Items of Business	Proposal 1	Elect the following director nominees to serve as Class I directors on our board of directors for the terms described in the attached Proxy Statement
		• David M. Abrams • John W. Chidsey	• Russell W. Galbut
	Proposal 2	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)
	Proposal 3	Approval, on a non-binding, advisory basis, of the frequency of future Say-on-Pay Votes
	Proposal 4	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2020 and the determination of PwC’s remuneration by our Audit Committee
Additional Items
Receive the audited financial statements (together with the auditor’s report) for the year ended December 31, 2019 pursuant to the Bermuda Companies Act 1981, as amended, and our bye-laws
Consider any other business which may properly come before the 2020 Annual General Meeting or any postponement or adjournment

Attending the Annual General Meeting		You will be asked to provide photo identification and appropriate proof of ownership to attend the meeting. You can find more information under “About the Annual General Meeting and Voting” in the accompanying Proxy Statement.
Who Can Vote		Holders of each NCLH ordinary share at the close of business on April 1, 2020
How to Vote in Advance

Your vote is important. Please vote as
soon as possible by one of the
methods shown below. Be sure to
have your proxy card, voting
instruction form or Notice of Internet
Availability of Proxy Materials in hand:

By telephone — You can vote your shares by calling the number provided in your proxy card or voting instruction form
By Internet — You can vote your shares online at www.proxyvote.com
By mail — Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
Norwegian Cruise Line Holdings Ltd.’s Proxy Statement and 2019 Annual Report are available at www.nclhltdinvestor.com or www.proxyvote.com.

*As part of our COVID-19 precautions, we are planning for the possibility that the meeting may instead be held virtually over the Internet at 9:00 a.m. on Friday, June 19, 2020. If we take this step, (i) we will announce the decision to do so by June 5, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material and (ii) you will be able to attend the meeting online by logging in at: www.virtualshareholdermeeting.com/NCLH2020. As always, we encourage you to vote your shares prior to the Annual General Meeting.
All shareholders are cordially invited to attend the meeting. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote at the meeting, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
By Order of the Board of Directors,
Daniel S. Farkas
Executive Vice President,
General Counsel and Assistant Secretary
April 28, 2020

PROXY STATEMENT

For definitions of terms used in this Proxy Statement, but not otherwise defined, see “Terms Used in this Proxy Statement” on page 64.
i /

PROXY SUMMARY
2020 Annual General Meeting of Shareholders

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

DATE AND TIME	PLACE	RECORD DATE
Thursday, June 18, 2020* 9:00 a.m. (Eastern Time)	Pullman Miami* 5800 Blue Lagoon Drive Miami, Florida 33126	April 1, 2020
*As part of our COVID-19 precautions, we are planning for the possibility that the meeting may instead be held virtually over the Internet at 9:00 a.m. on Friday, June 19, 2020. If we take this step, (i) we will announce the decision to do so by June 5, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material and (ii) you will be able to attend the meeting online by logging in at: www.virtualshareholdermeeting.com/NCLH2020. As always, we encourage you to vote your shares prior to the Annual General Meeting.
Shareholder Voting Matters

BOARD RECOMMENDATION
Election of three Class I directors	FOR each director nominee
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)	FOR
Approval on a non-binding, advisory basis, of the frequency of our future Say-On-Pay Votes	1 YEAR

Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2020 and the determination of PwC’s remuneration by our Audit Committee
FOR
 2020 Proxy Statement / 1

PROXY SUMMARY
Board Nominees

Class I (Term to Expire in 2023)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
David M. Abrams	53	2014		Chief Investment Officer, Harris Blitzer Sports and Entertainment	• Nominating & Governance (Chair)
John W. Chidsey	57	2013		Chief Executive Officer, Subway Restaurants	• Compensation (Chair) • Audit	• Encompass Health Corporation
Russell W. Galbut (Chairperson)	67	2015		Managing Principal, Crescent Heights	• Compensation
Directors Continuing in Office

Class II (Term Expires in 2021)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
Adam M. Aron	65	2008		Chief Executive Officer and President, AMC Entertainment Holdings, Inc.		• AMC Entertainment Holdings, Inc.
Stella David	57	2017		Former Chief Executive Officer, William Grant & Sons Limited	• Nominating & Governance • TESS*	• HomeServe plc**
Mary E. Landry	63	2018		Former Rear Admiral, U.S. Coast Guard	• TESS (Chair) • Nominating & Governance
Class III (Term Expires in 2022)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
Frank J. Del Rio	65	2015		President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.
Chad A. Leat	64	2015		Former Vice Chairman of Global Banking, Citigroup Inc.	• Audit (Chair) • Compensation
Steve Martinez	51	2008		Senior Partner, Private Equity and Head of Asia Pacific, Apollo
Pamela Thomas- Graham	56	2018		Founder and Chief Executive Officer, Dandelion Chandelier LLC	• Audit • TESS	• The Clorox Company • The Bank of N.T. Butterfield & Son Limited • Peloton Interactive, Inc.

*
Technology, Environmental, Safety and Security (“TESS”) Committee

**
FTSE listed

2 /

PROXY SUMMARY
Director Skills and Experience

Travel, leisure & entertainment industries	5/10
Executive leadership	9/10
Global operations & strategy	6/10
Financial	6/10
Public company	5/10
Maritime	3/10
Sales & marketing	3/10
Our directors have an effective mix of backgrounds, experience and diversity of perspective.
Corporate Governance Information

Independent Board chairperson
Fully independent Board committees
Focus on Board refreshment, with 3 of 10 directors appointed since January 2017
Board is 30% female and 60% diverse
Independent directors meet regularly in executive session
All directors attended at least 75% of meetings held
Shareholder ability to call special meetings
Shareholder ability to act by written consent
Majority voting for directors
Robust Board risk oversight process
Annual Board and committee self-evaluations
Annual vote on named executive officer compensation
Share ownership policy for directors and executive officers
Comprehensive clawback policy
Prohibition on hedging and short sales of NCLH securities by directors and senior officers
Prohibition on pledging of NCLH shares by directors and senior officers
No poison pill
 2020 Proxy Statement / 3

PROXY SUMMARY
Executive Compensation Highlights

WHAT WE DO	WHAT WE DON’T DO
Annual cash performance incentives earned based on pre-established targets for entity-wide financial performance	Tax “gross-up” provisions
Increased percentage of our President and Chief Executive Officer’s annual equity awards that are performance-based to 75% in 2019 from 60% in 2018	Allow officers and directors to hedge, short-sell or pledge
All named executive officers (“NEOs”) received a combination of performance-based and time-based annual equity awards	“Single-trigger” change in control payments or benefits
Increased 2019 PSU Adjusted ROIC performance period to two years	Reprice stock options without shareholder approval
Share ownership policy	Automatic base salary increases for NEOs
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7665 Corporate Center Drive
Miami, Florida 33126
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 18, 2020

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (our “Board”) to be used at our annual general meeting for 2020 to be held at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Thursday, June 18, 2020 at 9:00 a.m. (Eastern time), and any adjournments or postponements thereof  (the “Annual General Meeting”). As part of our COVID-19 precautions, we are planning for the possibility that the meeting may instead be held virtually over the Internet at 9:00 a.m. on Friday, June 19, 2020. If we take this step, (i) we will announce the decision to do so by June 5, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material and (ii) you will be able to attend the meeting online by logging in at: www.virtualshareholdermeeting.com/NCLH2020. As always, we encourage you to vote your shares prior to the Annual General Meeting. References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2019 Annual Report to Shareholders, which includes our 2019 financial statements (“2019 Annual Report”), were first made available to shareholders on or about April 28, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 18, 2020

The Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2019 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies.

We are mailing to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2019 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltdinvestor.com or at www.proxyvote.com.

 2020 Proxy Statement / 5

PROPOSAL 1 — ELECTION OF DIRECTORS
General

Pursuant to our bye-laws, the number of directors on our Board must be at least seven but no more than eleven, and is determined by resolution of our Board. Our Board currently consists of ten directors and is divided into three classes. The members of each class serve for staggered three-year terms.
Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual General Meeting, shareholders will be asked to elect three directors to our Board as Class I directors. Our Nominating and Governance Committee recommended, and our Board nominated, Mr. David M. Abrams, Mr. John W. Chidsey and Mr. Russell W. Galbut as our Class I director nominees. If elected, each of the nominees will serve until our 2023 annual general meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected. There are no family relationships between or among any of our executive officers, directors or director nominees.

6 /

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Standing for Election

Class I Director Nominees (Term to Expire in 2023)

DAVID M. ABRAMS
Chief Investment Officer, Harris Blitzer Sports and Entertainment

Age: 53
Director Since: April 2014
Independent Director
Committees:
•
Nominating & Governance (Chair)

 Favorite Ship:
Norwegian Joy

Mr. Abrams shares over 20 years of experience in sports and entertainment, private equity, finance and investment banking with our Board. His expertise includes developing new businesses, financial strategy and the credit markets.
Experience
•
Chief Investment Officer, Harris Blitzer Sports and Entertainment, which owns the Philadelphia 76ers, the New Jersey Devils, the Prudential Center and esports franchise, Dignitas: November 2018 – Present

•
Senior Managing Director, Cerberus European Capital Advisors, LLP, a private investment firm: January 2016 to March 2018

•
Partner, Apollo, and founder of the Apollo European Principal Finance Fund franchise, which he ran from 2007 until 2015

•
Controlling shareholder of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe: January 2015 – Present

•
Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees: November 2014 – Present

•
Managing Director, Leveraged Finance Group, Credit Suisse, based in London and New York: 1996 through 2007

•
Founder and Head of the Specialty Finance Investment business, Credit Suisse, which included investing in non-performing loans portfolios and distressed assets: 2004 through 2007

•
Founding member and Co-Head, Global Distressed Sales and Trading Group, Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.): 1996 through 2004

•
Associate/Vice President, Argosy Group, a boutique corporate restructuring firm

•
Analyst, Investment Banking Division, Bear Stearns & Co.: 1989

Current Private Company Boards
•
Keemotion SPRL

Education
•
B.S. in Economics, Wharton School of Business, University of Pennsylvania

 2020 Proxy Statement / 7

PROPOSAL 1 — ELECTION OF DIRECTORS
JOHN W. CHIDSEY Chief Executive Officer, Subway Restaurants Age: 57 Director Since: April 2013 Independent Director Committees: • Compensation (Chair) • Audit Favorite Ship: Norwegian Getaway
Mr. Chidsey contributes an in-depth understanding of the opportunities and demands of running a multi-national corporation to our Board. Through his legal, finance and accounting background and his leadership roles at Subway Restaurants, Burger King and Cendant, he developed skills that provide insight into the unique logistical demands of the cruise industry. His experience with public company leadership roles helps him align our Board with what our shareholders value most.
Experience
•
Subway Restaurants, Chief Executive Officer: November 2019 – Present

•
Burger King Holdings, Inc., Chief Executive Officer: April 2006 – October 2010

•
Burger King Holdings, Inc., President and Chief Financial Officer: September 2005 – April 2006

•
Burger King Holdings, Inc., President, North America: June 2004 – September 2005

•
Burger King Holdings, Inc., Executive Vice President, Chief Administrative and Financial Officer: March 2004 – June 2004

•
Cendant: Chairman and Chief Executive Officer of the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division, which included Jackson Hewitt; Senior Vice President, Preferred Alliances: 1996 – 2003

•
Pepsi (beginning 1992): various senior leadership roles including Director of Finance, Pepsi-Cola Eastern Europe; Chief Financial Officer, PepsiCo World Trading Co., Inc.

Current Public Company Boards
•
Encompass Health Corporation (formerly HealthSouth) (NYSE: EHC)

Past Public Company Boards
•
Burger King Holdings, Inc., Chairman of the Board

•
Brinker International Inc.

Education
•
M.B.A. in Finance and Accounting, Emory University

•
J.D., Emory University

•
B.A., Davidson College

8 /

PROPOSAL 1 — ELECTION OF DIRECTORS
RUSSELL W. GALBUT Managing Principal, Crescent Heights Age: 67 Chairperson of our Board Director Since: November 2015 Independent Director Committees: • Compensation Favorite Ship: Norwegian Encore
For over 34 years, Mr. Galbut has been active in the urban mixed-use real estate sector, which has included fostering relationships with complementary retail, hospitality, and food and beverage brands. Mr. Galbut provides our Board with unique insights into complex development projects such as our new facility at PortMiami, private island destinations, port development projects and design and hotel operations for our newbuild ships.
Experience
•
Managing Principal, Crescent Heights, a leading urban real estate firm, specializing in the development, ownership, and operation of architecturally distinctive, mixed-use high-rises in major cities across the United States: 1989 – Present

Current Academic Boards
•
The Dean’s Advisory Board, Cornell University School of Hotel Administration

Past Private Company Boards
•
Prestige (prior to the Acquisition)

Education
•
J.D., University of Miami School of Law

•
Degree in Hotel Administration, Cornell University School of Hotel Administration

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
 2020 Proxy Statement / 9

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Continuing in Office

The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class II (Term Expires in 2021)
ADAM M. ARON Chief Executive Officer and President, AMC Entertainment Holdings, Inc. Age: 65 Director Since: January 2008 Favorite Ship: Marina
Mr. Aron has 40 years of experience managing companies operating in the travel, leisure and entertainment industries. He provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of our Company.
Experience
•
Chief Executive Officer and President, AMC Entertainment Holdings, Inc., a theatrical exhibition company: January 2016 – Present

•
Chief Executive Officer, Starwood Hotels and Resorts Worldwide, Inc., on an interim basis: February 2015 – December 2015

•
Chairman and Chief Executive Officer, World Leisure Partners, Inc., a personal consultancy for travel and tourism, high-end real estate development and professional sports: since 2006

•
Chief Executive Officer, Philadelphia 76ers: 2011 to 2013

•
Chief Executive Officer, Vail Resorts, Inc.: 1996 to 2006

•
President and Chief Executive Officer, Norwegian Cruise Line: 1993 to 1996

•
Senior Vice President, Marketing, United Airlines: 1990 to 1993

•
Senior Vice President, Marketing, Hyatt Hotels Corporation: 1987 to 1990

Current Public Company Boards
•
AMC Entertainment Holdings, Inc. (NYSE: AMC)

Past Public Company Boards
•
Starwood Hotels and Resorts Worldwide, Inc.: August 2006 – December 2015

•
Vail Resorts, Inc., Chairman: 1996 – 2006

Current Memberships
•
The Council on Foreign Relations

Past Private Company Boards and Organizations
•
Prestige (prior to the Acquisition)

•
Young Presidents’ Organization

•
Business Executives for National Security

Education
•
M.B.A., Harvard Business School

•
B.A., Harvard College

10 /

PROPOSAL 1 — ELECTION OF DIRECTORS

STELLA DAVID
Former Chief Executive Officer,
William Grant & Sons Limited

Age: 57
Director Since: January 2017
Independent Director
Committees:
•
Nominating & Governance

•
TESS

 Favorite Ship:
Seven Seas Splendor

Ms. David has extensive experience running multi-national corporations and has significant expertise in marketing and branding. As the leader of William Grant & Sons Limited, she was responsible for the significant growth of the business, in particular their premium and luxury brands, and for leading the company’s expansion into new markets. In addition, Ms. David also has extensive experience as a director and is able to share the knowledge she has gained regarding corporate governance and risk management with our Board.
Experience
•
Interim Chief Executive Officer, C&J Clark Limited, an international shoe manufacturer and retailer: June 2018 – April 2019

•
Chief Executive Officer, William Grant & Sons Limited, an international spirits company: August 2009 until March 2016

•
Various positions at Bacardi Ltd. over a fifteen-year period, including Senior Vice President and Chief Marketing Officer: 2005 through 2009; and Chief Executive Officer of the U.K., Irish, Dutch and African business: 1999 to 2004

Current Public Company Boards
•
HomeServe Plc: November 2010 – Present (FTSE listed)

Current Private Company Boards
•
Bacardi Limited: June 2016 – Present

•
C&J Clark Limited: March 2012 – Present

Past Company Boards
•
Nationwide Building Society: 2003 to 2010

Education
•
Degree in Engineering, Cambridge University

MARY E. LANDRY Former U.S. Coast Guard Rear Admiral Age: 63 Director Since: June 2018 Independent Director Committees: • TESS (Chair) • Nominating & Governance Favorite Ship: Norwegian Epic
Ms. Landry developed a strong background in marine safety, risk management and government policy over the course of her 35-year career with the U.S. government, including service on the White House National Security Council and active duty in the U.S. Coast Guard. She brings expertise regarding the maritime operations of our Company and deep insight into our risk mitigation, preparedness, resilience and cybersecurity strategies to our Board.
Experience
•
White House National Security Council, Special Assistant to the President and Senior Director for Resilience Policy: 2013 – 2014

•
Various active duty positions with the U.S. Coast Guard, including: Director, Incident Management Preparedness Policy: 2012 – 2015; Commander, Eighth Coast Guard District: 2009 – 2011, where she oversaw operations for a region including 26 states with over 10,000 active, reserve, civilian, and auxiliary personnel under her command; Director of Governmental and Public Affairs: 2007 – 2009; various tours from 1980 – 2007, which culminated in her advancement to Rear Admiral

Current Industry Boards
•
United States Automobile Association (USAA)

•
SCORE Association

Education
•
National Security Fellowship, Harvard University

•
M.A. in Marine Affairs, University of Rhode Island

•
M.A. in Management, Webster University

•
B.A. in English, University of Buffalo

•
National Association of Corporate Directors, Board Leadership Fellow

•
Holds the CERT Certificate in Cybersecurity Oversight

 2020 Proxy Statement / 11

PROPOSAL 1 — ELECTION OF DIRECTORS
Class III (Term Expires in 2022)
FRANK J. DEL RIO President and Chief Executive Officer of our Company Age: 65 Director Since: August 2015 Favorite Ship: Seven Seas Splendor
Mr. Del Rio brings his extensive knowledge of the cruise industry, entrepreneurial spirit and command of the day-to-day operations of our Company to our Board. He has served as an executive in the cruise industry for 27 years and was responsible for the successful integration of our Company and Prestige. Under his leadership, our Company has grown to a fleet of 28 ships and has achieved significant milestones including the successful introduction of seven new vessels to our fleet and the introduction of our latest private island destination, Harvest Caye, Belize. During his time at the helm of our Company, we also ordered additional ships for our fleet, bringing the total on order to nine, and broke ground on a new, dedicated terminal for our Company at PortMiami. Mr. Del Rio was appointed to the Board pursuant to his employment agreement and provides a vital link between our Board and our management team.
Experience
•
President and Chief Executive Officer, NCLH: January 2015 – Present

•
Founder, Oceania Cruises and Chief Executive Officer, Prestige (or its predecessor): October 2002 – September 2016

•
Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer, Renaissance Cruises: 1993 to April 2001

Education
•
B.S. in Accounting, University of Florida

12 /

PROPOSAL 1 — ELECTION OF DIRECTORS

CHAD A. LEAT
Former Vice Chairman of Global
Banking, Citigroup Inc.

Age: 64
Director Since: November 2015
Independent Director
Committees:
•
Audit (Chair)

•
Compensation

 Favorite Ship:
Seven Seas Splendor

Mr. Leat brings to our Board financial and strategic expertise from his nearly 30-year career on Wall Street in capital markets and banking. His significant tenure as an executive with global responsibilities and related risk-oversight responsibilities informs his work as the Chairperson of our Audit Committee. His extensive knowledge of finance provides him with unique insights to our Company’s strategic planning and finances. Additionally, his position on other audit committees enhances his understanding of accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions.
Experience
•
Retired in 2013 as Vice Chairman of Global Investment Banking, Citigroup Inc.

•
Global Head of Loans and Leveraged Finance, Citigroup Inc.: 1998 until 2005

•
Joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets, which became Citigroup Inc. in 1998

•
Began his career on Wall Street at The Chase Manhattan Corporation in its Capital Markets Group in 1985 where he ultimately became the head of its Syndications, Structured Sales and Loan Trading businesses

Past Public Company Boards
•
Chairman of the Audit Committee, TPG Pace Holdings Corp. (now Accel Entertainment, Inc.)

•
Chairman of the Audit Committee, TPG Pace Energy Holdings Corp. (now Magnolia Oil & Gas Corporation)

•
Chairman of the Audit Committee, Pace Holdings Corp.

•
Global Indemnity plc

Current Other Company Boards
•
Chairman, MidCap Financial, PLC, a middle-market direct commercial lending business

•
Chairman, J. Crew Operating Corp.

•
Supervisory Board member, Hamburg Commercial Bank AG, a German commercial bank

Past Private Company Boards
•
Chairman of the Audit Committee, BAWAG P.S.K.

•
Chairman, HealthEngine LLC

Education
•
B.S., University of Kansas

 2020 Proxy Statement / 13

PROPOSAL 1 — ELECTION OF DIRECTORS
STEVE MARTINEZ Senior Partner, Private Equity and Head of Asia Pacific, Apollo Age: 51 Director Since: January 2008 Favorite Ship: Norwegian Epic
Mr. Martinez provides our Board with insights gained throughout his over 20-year career analyzing and investing in public and private companies. Through his tenure on our Board and participation in the diligence of Apollo’s prior investments in both our Company and Prestige, Mr. Martinez has gained a significant understanding of the cruise industry and the fundamentals of our operations. He also has significant experience serving on other boards.
Experience
•
Senior Partner, Private Equity and Head of Asia Pacific, Apollo, one of the world’s largest alternative investment managers: 2000 – Present

•
Member of the Mergers and Acquisitions department, Goldman, Sachs & Co., with responsibilities in merger structure negotiation and financing

•
Bain & Company Tokyo, advised U.S. corporations on corporate strategies in Japan

Past Public Company Boards
•
Rexnord Corporation

•
Hughes Telematics

•
Goodman Global

•
Allied Waste Industries

•
Hayes-Lemmerz International

Current Private Company Boards
•
Ventia Services Group Pty Limited, an Australian operations and facilities management services company

•
Clix Capital, an India-based financial services firm

•
Veritable Maritime, an owner of crude oil tankers

Past Company Boards
•
Nine Entertainment Corporation, an Australia-based television broadcast and media company

•
Jacuzzi Brands

•
Prestige (prior to the Acquisition)

Education
•
M.B.A., Harvard Business School

•
B.A., University of Pennsylvania

•
B.S., Wharton School of Business, University of Pennsylvania

14 /

PROPOSAL 1 — ELECTION OF DIRECTORS
PAMELA THOMAS-GRAHAM Founder and Chief Executive Officer, Dandelion Chandelier LLC Age: 56 Director Since: April 2018 Independent Director Committees: • Audit • TESS Favorite Ship: Riviera
Ms. Thomas-Graham provides our Board with experience cultivated over 20 years of serving in executive leadership roles. She also offers expertise in marketing, brand management and human capital development. From her significant tenure as a public company director, she is also able to share with our Board insights gained from her experience overseeing corporate governance, financial reporting and controls, risk management, business strategies and operations of other companies.
Experience
•
Founder and Chief Executive Officer, Dandelion Chandelier LLC, a private digital media enterprise focused on global luxury: August 2016 – Present

•
Chair, New Markets, Credit Suisse Group AG, a global financial services company: October 2015 to June 2016

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Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and member of the Executive Board, Credit Suisse: January 2010 to October 2015

•
Managing director in the private equity group at Angelo, Gordon & Co.: 2008 to 2009

•
Group President, Liz Claiborne, Inc.: 2005 to 2007

•
Chairman, President, and Chief Executive Officer, CNBC: 2001 to 2005

•
Executive Vice President, NBCUniversal

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President and Chief Executive Officer, CNBC.com

•
Began her career at McKinsey & Company, a global consulting firm, in 1989, and became the firm’s first African-American female partner in 1995

Current Public Company Boards
•
The Clorox Company (NYSE: CLX), Lead Independent Director

•
The Bank of N.T. Butterfield & Son Limited (NYSE: NTB)

•
Peloton Interactive, Inc. (Nasdaq: PTON)

Current Private Company Boards
•
Compass

Education
•
J.D., Harvard University

•
M.B.A., Harvard University

•
B.A. in Economics, Harvard University

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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Shareholder Engagement

We believe that strong relationships with our shareholders are critical to our long-term success. Our shareholder outreach program is led by a cross-functional team including members of our Investor Relations and Legal departments. Through this year-round outreach, we solicit feedback on our executive compensation program, corporate governance, disclosure practices and corporate social responsibility programs and long-term goals. We frequently include our Board members in our engagement meetings and share feedback with our entire Board.
In response to our 2018 Say-on-Pay Vote, we initiated engagement with shareholders owning approximately 50% of our ordinary shares and had meetings, led by our Compensation Committee Chairperson, with shareholders owning approximately 32% of our outstanding ordinary shares, par value $0.001 per share (“ordinary shares”), as of December 31, 2018. As a result of these discussions, we made enhancements to our compensation program that took effect in 2019 and are described under “Compensation Discussion and Analysis.”
Corporate Governance Cycle
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CORPORATE GOVERNANCE
Governance and Compensation Enhancements

Since our IPO, we have continued to enhance our corporate governance and compensation practices.
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CORPORATE GOVERNANCE
Board Diversity

Our Board’s commitment to seeking out women and minority candidates as well as candidates with diverse backgrounds is formalized in our Corporate Governance Guidelines.
Board of Directors

Board Leadership Structure
Chairperson: Russell W. Galbut Number of Board Meetings in 2019 Board and Committee Meeting Attendance Annual General Meeting Attendance
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. Our Board and each of its committees are currently led by independent directors, with our President and Chief Executive Officer separately serving as a member of our Board. Our Board believes that participation of our President and Chief Executive Officer as a director, while keeping the roles of President and Chief Executive Officer and Chairperson of the Board separate, provides the proper balance between independence and management participation at this time. By having a separate Chairperson of the Board, we maintain an independent perspective on our business affairs, and at the same time, through the President and Chief Executive Officer’s participation as a director, our Board maintains a strong link between management and our Board. We believe this leadership structure promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies. Our current leadership structure is:

	• Frank J. Del Rio	President, Chief Executive Officer and Director
	• Russell W. Galbut*	Chairperson of the Board
	• Chad A. Leat*	Chairperson of the Audit Committee
	• John W. Chidsey*	Chairperson of the Compensation Committee
	• David M. Abrams*	Chairperson of the Nominating and Governance Committee
	• Mary E. Landry*	Chairperson of the TESS Committee
* Independent Director Our Board periodically reviews the leadership structure of our Board and may make changes in the future.
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CORPORATE GOVERNANCE
Board Meeting Attendance
During 2019, there were five meetings of our Board, four meetings of our Audit Committee and three meetings of each of our Compensation Committee, Nominating and Governance Committee and TESS Committee. Each of our directors attended at least 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2019. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2019, our independent directors held four regularly scheduled executive sessions without the presence of Company management. Our Chairperson of the Board presides at such executive sessions.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. Nine of our directors and director nominees attended the annual general meeting of shareholders in 2019 in person or telephonically.

Board Committees

The standing committees of our Board include the Audit Committee, Compensation Committee, Nominating and Governance Committee and TESS Committee. Each committee has adopted a written charter and a copy of each committee charter is posted under “Corporate
Governance” on our website at www.nclhltdinvestor.com. In addition to these committees, our Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.

Chairperson: Chad A. Leat Number of Meetings in 2019 Other Committee Members • Chidsey • Thomas-Graham
Audit Committee

Primary Responsibilities
The principal duties and responsibilities of our Audit Committee are to:
•
oversee and monitor the integrity of our financial statements;

•
monitor our financial reporting process and internal control system;

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appoint our independent registered public accounting firm from time to time, determine its compensation and other terms of engagement and oversee its work;

•
oversee the performance of our Internal Audit function; and

•
oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Independence
All Audit Committee members are considered independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under applicable rules of the New York Stock Exchange (the “NYSE”).
Audit Committee Financial Experts
Our Board has determined that all of our Audit Committee members qualify as audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K. Their biographies are available under “Proposal 1 — Election of Directors.”

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CORPORATE GOVERNANCE
Chairperson: John W. Chidsey Number of Meetings in 2019 Other Committee Members • Galbut • Leat
Compensation Committee

Primary Responsibilities
The principal duties and responsibilities of our Compensation Committee are to:
•
provide oversight of the planning, design and implementation of our overall compensation and benefits strategies and to approve (or recommend that our Board approve) changes to our executive compensation plans, incentive compensation plans, equity-based plans and benefits plans;

•
establish and administer incentive compensation, benefit and equity-related plans;

•
establish corporate goals, objectives, salaries, incentives and other forms of compensation for our President and Chief Executive Officer and our other executive officers;

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provide oversight of and review the performance of our President and Chief Executive Officer and other executive officers; and

•
review and make recommendations to our Board with respect to the compensation and benefits of our non-employee directors.

Our Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” and for preparing the Compensation Committee Report included in this Proxy Statement.
Our Compensation Committee considers recommendations of our President and Chief Executive Officer in reviewing and determining the compensation, including equity awards, of our other executive officers. In addition, our Compensation Committee has the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation — Compensation Discussion and Analysis”, our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of FW Cook and concluded that its engagement of FW Cook did not raise any conflict of interest.
Independence
All Compensation Committee members are considered independent under applicable NYSE rules and satisfy the additional independence requirements specific to Compensation Committee membership under the NYSE listing standards.

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CORPORATE GOVERNANCE
Chairperson: David M. Abrams Number of Meetings in 2019 Other Committee Members • David • Landry
Nominating and Governance Committee

Primary Responsibilities
The principal duties and responsibilities of our Nominating and Governance Committee are to:
•
make recommendations to our Board regarding the size and composition of our Board and its committees, establish criteria for our Board and committee membership and recommend to our Board qualified individuals to become members of our Board;

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advise and make recommendations to our Board regarding proposals submitted by our shareholders;

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oversee the evaluation of our Board, its committees and management;

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make recommendations to our Board regarding management succession;

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make recommendations to our Board regarding our Board’s governance matters and practices; and

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oversee our political spending and lobbying policies and practices.

Independence
All Nominating and Governance Committee members are considered independent under applicable NYSE rules.

Chairperson: Mary E. Landry Number of Meetings in 2019 Other Committee Members • David • Thomas-Graham
Technology, Environmental, Safety and Security (“TESS”) Committee

Primary Responsibilities
The principal duties and responsibilities of our TESS Committee are to:
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oversee matters, initiatives, reporting and public communications related to corporate social responsibility and sustainability;

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oversee our programs and policies related to technology and innovation, cybersecurity, data protection and privacy; and

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oversee our policies regarding safety, security, environmental and climate-related matters.

Independence
All TESS Committee members are considered independent under applicable NYSE rules.

The Nomination Process

Our Nominating and Governance Committee regularly evaluates our Board to ensure that our directors have the broad range of skills, expertise, industry knowledge and diversity of background and experience needed to support our long-term strategy. Prior to each annual general meeting of shareholders, our Nominating and Governance Committee recommends to our Board nominee candidates that it has found to be well-qualified, willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As described in our Corporate Governance Guidelines, our Nominating and Governance Committee seeks to recommend directors who: (1) understand elements relevant to the success of a publicly traded company, (2) understand our business and (3) have a strong educational and professional background. In selecting director nominees, our Nominating and Governance

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CORPORATE GOVERNANCE
Committee also considers the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. The Board is also committed to seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes.
Our Nominating and Governance Committee may engage a third-party search firm to assist it in identifying candidates for our Board.
Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. Director candidates recommended by shareholders will be considered in the same manner as recommendations from other sources. If a shareholder desires to recommend a director candidate for consideration by our Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate.
Our Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.

Director Independence

Our Board has affirmatively determined that seven of our ten directors, Mr. David M. Abrams, Mr. John W. Chidsey, Ms. Stella David, Mr. Russell W. Galbut, Ms. Mary E. Landry, Mr. Chad A. Leat and Ms. Pamela Thomas-Graham, are independent under the applicable rules of the NYSE. Our Board determined that Mr. Adam M. Aron, Mr. Steve Martinez and Mr. Frank J.
Del Rio are not independent. In considering the independence of each director, our Board reviews information provided by each director and considers whether any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

Board and Committee Evaluations

Each fall, our Nominating and Governance Committee leads our Board and its committees through a formal evaluation process. All members of our Board complete written questionnaires regarding the Board, its committee and general matters of strategy and focus. These questionnaires are designed to elicit information that will ultimately help improve the effectiveness of the Board and each committee. Board members are also encouraged to have one-on-one discussions with either the Chairperson of the Nominating and Governance Committee or the Chairperson of the Board regarding any feedback they may have regarding individual directors. The feedback from these questionnaires is then analyzed and discussed by both the Nominating and Governance Committee and the full Board to ensure that appropriate steps are taken to address any opportunities for improvement. For example, previous evaluations resulted in an increased focus on talent reviews and succession planning, the formation of the TESS Committee and the creation of a dedicated Environmental, Social and Corporate Governance (“ESG”) Department.

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CORPORATE GOVERNANCE
Board Risk Oversight

Our Board recognizes that effective risk oversight is critical to our long-term success and the fulfillment of its fiduciary duties to our shareholders. While our management team is responsible for the day-to-day management of our risks and implementing appropriate risk management strategies, our Board is responsible for setting the correct tone at the top, fostering an appropriate culture of risk management, understanding our enumerated top risks and monitoring how management mitigates such risks. Our Board uses its committees to assist in their risk oversight function as described below.

At regular meetings of our Board, committee members report to the full Board regarding matters reported and discussed at committee meetings, including matters relating to risk assessment or risk management. Members of management provide regular reports to our
Board, or its committees, regarding business operations, strategic planning, financial planning, cybersecurity, legal, compliance and regulatory matters, succession planning and governance matters, including any material risk to us relating to such matters. Our President and

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CORPORATE GOVERNANCE
Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President, General Counsel and Assistant Secretary regularly attend meetings of our Board and its committees when they are not in executive session, and often report on and or supplement discussions on matters that may not be otherwise addressed.
Our Audit Committee also receives regular reports from our Vice President of Internal Audit, who facilitates our enterprise risk management process on behalf of management and our Audit Committee, to ensure that our major business risks are being assessed and managed appropriately. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure.

Our Culture

Our People
It is our privilege to work in a community of more than 36,000 team members around the globe. Our core mission is to provide exceptional vacation experiences delivered by passionate team members committed to world-class hospitality and innovation. To achieve this, it is crucial that each team member has the opportunity to thrive in order to provide the best possible vacation experience for our guests. We believe in fostering a culture of diversity and inclusion to make our Company stronger through varied perspectives that are invaluable in today’s dynamic global business environment.
Our commitment to diversity and inclusion begins at the top of our organization, where three members of our Board are female and 60% of our Board members represent diverse backgrounds. We encourage the development of new female leaders through our mentorship program and Elevate, our female executive networking group. Our mentorship program encourages team members of all genders and backgrounds to develop leadership skills, cultivate relationships and identify growth opportunities. Captain Serena Melani, a 30-year veteran and the first woman in cruise industry history to captain a new ocean cruise ship at launch, will helm our newest ship, the Seven Seas Splendor. We are committed to providing equal opportunity to all team members and our intolerance of any form of discrimination or harassment in the workplace is outlined in our Code of Ethical Business Conduct.
As a people first organization, we believe in offering our team members programs and benefits that encourage them to advance their skills and achieve long-term financial stability. As such, our benefit program includes student loan repayment assistance and educational assistance for team members seeking degrees or professional certifications.
Our Sustainability
During 2019, we continued to build on our global sustainability program “Sail & Sustain,” and one of our key highlights for the year was the announcement that Norwegian Cruise Line became the first major global cruise company to be plastic water bottle free through its partnership with JUST® Goods, Inc. and Vero Water®. Our strong focus on reducing single-use plastics is expected to result in the elimination of over 11 million single-use plastic bottles and 50 million plastic straws annually across our entire fleet and two island destinations.
Another key highlight of 2019 was the establishment of the TESS Committee of our Board to oversee matters related to corporate social responsibility and sustainability. We are taking a proactive approach to strengthen our ESG efforts, and in early 2020 we announced the creation of a dedicated ESG department. This new function will further enhance our overall ESG strategy while coordinating closely with departments across our organization including Health, Medical, Safety and Environmental Operations, Human Resources, Supply Chain and Legal.
Additional information about our Sail and Sustain program can be found in our annual Stewardship Reports, which are available on our website www.nclhltd.com, under “Stewardship.” Our 2019 Stewardship Report is expected to be available mid-year, 2020.
Our Giving
Dedication to family and community is one of our Company’s core values. We support the global communities where we live and work through volunteerism and charitable giving throughout the year. In fall 2019, we relaunched our Hope Starts Here hurricane

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CORPORATE GOVERNANCE
relief campaign in partnership with All Hands All Hearts and donated $3 million of cash and in-kind donations to assist in emergency relief efforts in response to the devastating impact of hurricane Dorian. We also donated 250,000 (AUD) to help those affected by the fires in Australia.
Other charitable initiatives included donating the use of Norwegian Encore to host the Boys & Girls Club of Miami-Dade’s Wild About Kids Gala in November to help support youth from low-income families and single parent households by providing safe and nurturing activities such as after-school programs, summer school and sports league services. More than 1,600 guests attended the gala and the event raised over $1.4 million. We also honored deserving teachers around the country through our Giving Joy campaign. In addition, team members continue to play a role in our sustainability efforts and in 2019, donated over 1,000 hours giving back to our communities through events such as beach clean ups, Habitat for Humanity projects, and dinner services at the Camillus House Campus emergency housing facility.

Succession Planning

Succession planning is part of our culture. We have a year-round focus on providing team members with opportunities to develop their leadership skills and add to our bench of talent through various training initiatives. Our Nominating and Governance Committee, President and Chief Executive Officer and Executive Vice President and Chief Talent Officer engage in a formal process to identify, evaluate, and select potential successors for our President and Chief Executive Officer and other members of senior management. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event our President and Chief Executive Officer is unable to serve for any reason, including death or disability. Members of management are also regularly invited to make presentations at Board and committee meetings and meet with directors in informal settings to allow our directors to form a more complete understanding of our executives’ skills and character. This process culminates in an annual review of potential successors and future leadership with the entire Board.

Hedging, Pledging and Short Sale Prohibitions

We have an insider trading policy, which, among other things, prohibits our senior officers, which includes those team members in positions at the Vice President and above level, and the members of our Board from engaging in any speculative transactions or in transactions that attempt to hedge or offset any decrease in the market value of our securities, including but not limited to put options, prepaid variable forwards, equity swaps and collars. Additionally, our insider trading policy prohibits senior officers, including our NEOs, and directors from engaging in short sales of our securities or engaging in transactions involving Company-based derivative securities, including, but not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. All other employees are strongly discouraged from engaging in the transactions described above.
We also have a policy that prohibits senior officers and members of our Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Arrangements for pledges of Company securities that were in place prior to the adoption of the policy are excluded from this prohibition. All other employees are strongly discouraged from engaging in the transactions described above.

Code of Ethical Business Conduct

We have a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. Our Code of Ethical Business Conduct is posted on our website, www.nclhltdinvestor.com, under “Corporate Governance.”
We intend to disclose waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on our website, www.nclhltdinvestor.com, to the extent required by applicable rules of the NYSE and rules and regulations of the SEC.

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CORPORATE GOVERNANCE
Corporate Governance Materials

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition, director qualifications and diversity considerations, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com.

Communicating with the Board

Shareholders and other interested parties may send written communications to our Board or to specified individuals on our Board, including the Chairperson of our Board or all independent directors as a group, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairperson of our Board or any specified individual director or group of directors, as applicable. If the correspondence is addressed to our Board, the Chairperson will distribute it to our other Board members if he determines it is appropriate for our full Board to review. In addition, if requested by shareholders, when appropriate, the Chairperson of our Board or other appropriate independent director will also be available for consultation and direct communication with shareholders.

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DIRECTOR COMPENSATION
2019 Director Compensation Program

Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. Under our Directors’ Compensation Policy, each member of our Board who was not employed by us was entitled to receive the following cash compensation for their role on the Board or committees during 2019, as applicable:
Type of Retainer or Fee	Amount
Annual Retainer	$100,000
Out-of-Country Meeting Attendance	$10,000(1)
Chairperson of the Board	$50,000
Chairperson of the Audit Committee	$30,000
Chairperson of the Compensation Committee	$20,000
Chairperson of the Nominating and Governance Committee	$20,000
Chairperson of the TESS Committee	$20,000
Audit Committee Member Retainer(2)	$15,000

(1)
For each Board or committee meeting located outside of such director’s country of residence and attended in-person. Only one fee is payable for multiple meetings held on the same/consecutive days.

(2)
Chairperson of the Audit Committee is not eligible.

All annual retainers were pro-rated for partial years of service and payable in four quarterly installments. Each of our directors was also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings.
Our directors had the right to elect to receive their $100,000 annual retainers in the form of a restricted share unit (“RSU”) award in lieu of cash. Any such RSU award was automatically granted on the first business day of the calendar year and vested in one installment on the first business day of 2020.
In addition, each director was entitled to receive an annual RSU award on the first business day of 2019 valued at $140,000 on the date of the award. Each director’s annual RSU award vested in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual RSU award would have been pro-rated if the director joined our Board after the first business day of the given year.
To enhance their understanding of our products, each director was invited and encouraged to take one cruise with a guest of their choice on one of our Company’s brands annually. The director was responsible for taxes and certain fees and any onboard spending.
Mr. Martinez elected not to receive compensation for his service on our Board in 2019. Mr. Del Rio, as an employee of our Company, was not entitled to receive any additional fees for his services as a director. The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2019.

 2020 Proxy Statement / 27

DIRECTOR COMPENSATION
2019 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David M. Abrams(4)	140,000	139,981	—	—	—	—	279,981
Adam M. Aron	130,000	139,981	—	—	—	—	269,981
John W. Chidsey(4)	165,000	139,981	—	—	—	—	304,981
Stella David(4)	100,000	139,981	—	—	—	—	239,981
Russell W. Galbut(4)	180,000	139,981	—	—	—	—	319,981
Mary E. Landry	147,722	139,981	—	—	—	—	287,703
Chad A. Leat	160,000	139,981	—	—	—	—	299,981
Steve Martinez	—	—	—	—	—	—	—
Pamela Thomas-Graham	135,000	139,981	—	—	—	—	274,981

(1)
Mr. Abram’s compensation relates to his role as Chairperson of our Nominating and Governance Committee and as a director. Mr. Aron’s and Ms. David’s compensation relates to their roles as directors. Mr. Chidsey’s compensation relates to his role as the Chairperson of our Compensation Committee, a member of our Audit Committee and as a director. Mr. Galbut’s compensation relates to his role as Chairperson of our Board and as a director. Ms. Landry’s compensation relates to her role as Chairperson of the TESS Committee and as a director. Mr. Leat’s compensation relates to his role as Chairperson of our Audit Committee and as a director. Ms. Thomas-Graham’s compensation relates to her role as an Audit Committee member and as a director. No other directors received any form of compensation for their services in their capacity as a director during the 2019 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the time-based RSU awards granted to our non-employee directors in 2019. The grant date fair value for the RSU awards was calculated as equal to the $42.38 closing price of our ordinary shares on the date of grant.

(3)
None of our non-employee directors held any outstanding options or restricted shares as of December 31, 2019. As of December 31, 2019, our non-employee directors held the following unvested RSUs:

Name	Unvested RSUs
David M. Abrams	5,663
Adam M. Aron	3,303
John W. Chidsey	5,663
Stella David	5,663
Russell W. Galbut	5,663
Mary E. Landry	3,303
Chad A. Leat	3,303
Steve Martinez	—
Pamela Thomas-Graham	3,303

(4)
Messrs. Abrams, Chidsey, Galbut and Ms. David each elected to receive their full annual retainers in the form of RSU awards. Accordingly, they each received 2,360 RSUs in lieu of their annual retainers for 2019. The retainers that each of these directors elected to receive in RSUs are reported as though they had been paid in cash and not converted into RSUs.

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DIRECTOR COMPENSATION
Director Share Ownership Policy
To reinforce our Board’s philosophy that meaningful ownership in our Company provides greater alignment between our Board and our shareholders, our Board adopted a share ownership policy. The share ownership policy requires non-employee directors who receive compensation from our Company to own a number of our ordinary shares equal to three times their annual cash retainer, with such values determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.
Non-employee directors have five years from their appointment to meet the requirements of the share ownership policy and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. All of our non-employee directors who receive compensation for their service as a director have met their objectives within the five-year period.

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PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
After considering shareholder feedback from our 2018 Say-on-Pay Vote, our Compensation Committee and Board made changes to our executive compensation program that took effect in 2019 which we believe strengthen the “pay for performance” philosophy of our compensation program.
Shareholders are strongly encouraged to read the “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “Say-on-Pay Vote”, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on our Company, our Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Pursuant to the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of our Company approve, on an advisory basis, the overall compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2021 annual general meeting of shareholders, although we will consider the views of shareholders expressed on our vote on the frequency of future Say-on-Pay Votes (Proposal No. 3).

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

2019 Named Executive Officers
Our NEOs for 2019 were:
Frank J. Del Rio	President and Chief Executive Officer
Mark A. Kempa	Executive Vice President and Chief Financial Officer
Robert Binder	President and Chief Executive Officer, Oceania Cruises and Vice Chairman, Oceania Cruises and Regent
Jason Montague	President and Chief Executive Officer, Regent
Andrew Stuart	Former President and Chief Executive Officer, Norwegian (through December 2019)
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our NEOs. None of our NEOs are members of our Compensation Committee or otherwise had any role in determining the compensation of our other NEOs. Our Compensation Committee does consider the recommendations of Mr. Del Rio in setting compensation levels for NEOs besides himself.

Summary of Compensation Program

Base Salary	Fixed cash
At Risk Compensation	**Short-Term Compensation**	**Annual Cash Performance Incentive**	Entirely based on annual Adjusted EPS performance 2019 Adjusted EPS target: $5.33 ***(8.3% increase from actual 2018 Adjusted EPS)*** CEO 2019 and NEO payout: 100% of target (capped at 100% following adjustment for Cuba-related impacts)
At Risk Compensation	**Long-Term Compensation**	**Equity**	CEO 2019 target grant value: ~$5.63M PSUs (75%), ~$1.87M RSUs (25%) Other NEO 2019 target grant value: ~$0.67M PSUs, ~$1.33M RSUs *PSUs* 50% 2019 and 2020 Average Adjusted ROIC (vests 0% - 200%) 50% Average Adjusted EPS growth 2019-2020 (vests 0% - 200%) Time-based requirement through 3/1/2022 *RSUs* Vest equally over 3 years
		Other Compensation and Benefits	Perquisites, severance benefits, additional benefits payable upon a change of control

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Financial Highlights

FULL YEAR
2019 HIGHLIGHTS

Record Revenue

~$6.5 B

+6.7% from 2018

Record EPS

$4.30

+1.2% from 2018

Record Adjusted EPS*

$5.09

+ 3.5% from 2018

Best-in-Class Yields

Gross Yield

$336.00

Net Yield*

$257.20

*Adjusted EPS and Net Yield are non-GAAP financial measures. Refer to Appendix A for information about these measures and reconciliations to the most directly comparable GAAP financial measure.

Our leadership team's focus on driving demand for our brands and executing on our business strategies resulted in strong performance for 2019, despite the $0.67 per share negative impact from the cessation of cruises to Cuba and Hurricane Dorian.

Shareholder Outreach Regarding Compensation Program
In response to our 2018 Say-on-Pay Vote, we initiated engagement with shareholders owning approximately 50% of our ordinary shares and had meetings, led by our Compensation Committee Chairperson, with shareholders owning approximately 32% of our outstanding ordinary shares as of December 31, 2018.
The results of this outreach were shared with the entire Board. Due to the timing of our compensation decisions, many of the resulting changes to our compensation program became effective in 2019. The key feedback we received from shareholders at these meetings and our responses to the feedback included:
Investor Feedback
WHAT WE HEARD	HOW WE RESPONDED
Compensation for our executives should be heavily weighted towards performance	President and CEO’s 2019 target annual equity award was increased from 60% to 75% performance-based
The performance period for equity awards should be increased	Increased the Adjusted ROIC performance period for 2019 equity awards from one year to two years
Disclosures regarding the compensation program should be improved	Proxy Statement has been revised to better communicate our compensation practices
We should continue providing annual performance-based equity grants instead of front-loaded equity grants	We continued providing annual performance-based equity grants in both 2019 and 2020
Compensation Committee should continue to evaluate metrics for short and long-term incentives	Our Compensation Committee will consider alternate metrics going forward, and is committed to choosing metrics that we believe will drive long-term growth
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COVID-19 Pandemic Response
Our Compensation Discussion and Analysis and the compensation tables and disclosures that follow focus primarily on compensation earned or awarded in 2019. Compensation earned or awarded in 2019 was based on 2019 financial results (and in some cases 2018 financial results), prior to the COVID-19 pandemic.
In mid-March 2020, we announced that to contribute to efforts around the globe to contain the spread of the
COVID-19 coronavirus, we were temporarily suspending our cruise operations. Our Board and our executive officers are working together to address the challenges posed by the COVID-19 pandemic, including taking some of the pro-active reductions to compensation that are described below. We expect that the COVID-19 pandemic will impact our compensation decisions for 2020.

Elements of our Executive Compensation Program
Base Salaries
Each NEO is party to an employment agreement which provides a fixed base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee, as all automatic base salary increases have been eliminated. Base salaries are used to attract and retain highly qualified executives. In reviewing base salary levels for our NEOs, our Compensation Committee considers the following factors: job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own base salary). Our Compensation Committee did not increase annual base salaries for 2019.

NEO	2018 Base Salary	2019 Base Salary
Frank J. Del Rio	$1,800,000(1)	$1,800,000
Mark A. Kempa	$700,000(1)	$700,000
Robert Binder	$700,000	$700,000
Jason Montague	$700,000	$700,000
Andrew Stuart	$700,000	$700,000

(1)
Effective from March 1, 2018.

In mid-March 2020, we announced that to contribute to efforts around the globe to contain the spread of the COVID-19 coronavirus, we were temporarily suspending our cruise operations. Annual base salaries for our corporate team, including our NEOs, will be reduced by 20% from April 2020 through at least June 2020.
Annual Performance Incentives
Each of our NEOs is eligible for an annual cash performance incentive based on the attainment of performance objectives for the fiscal year. Annual cash performance incentives ensure that a portion of our NEOs’ annual compensation is at risk, based on our performance against pre-established, objective targets. Our Compensation Committee uses annual cash performance incentives to motivate our NEOs to achieve our annual financial objectives and to attract and retain top executives.
Target Annual Cash Performance Incentive Opportunities.   Our Compensation Committee annually establishes each NEO’s, other than Mr. Del Rio’s, annual cash performance incentive opportunity by evaluating a variety of factors, including: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) competitive compensation market data, including the bonus opportunities provided by our Peer Group (as defined below), (5) ability to create shareholder value and (6) recommendations of our President and Chief Executive Officer. Mr. Del Rio’s annual cash bonus opportunity was negotiated by our Compensation Committee in connection with his employment agreement.
Corporate Performance Measures.   Each year, our Compensation Committee establishes the performance objectives for the annual cash performance incentives. The performance objectives are based on financial performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our NEOs and our shareholders.
The actual annual cash performance incentive earned by our NEOs is determined by our Compensation Committee based on the level of achievement of the pre-established corporate performance objectives. After the end of the year, our Compensation Committee reviews our actual performance against the target levels. Our Compensation Committee is required by our plan terms to exercise its judgment whether to reflect or exclude the

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impact of extraordinary, unusual or infrequently occurring events, or unforeseen events in determining the extent to which the performance measures are met.
For 2019, our Compensation Committee selected adjusted earnings per share (“Adjusted EPS”) as the performance measure for purposes of the annual cash performance incentives. Our Compensation Committee believes that Adjusted EPS is an important measure to incentivize our NEOs to achieve our short-term business objectives as it is a key factor in driving shareholder value. In setting the target level for Adjusted EPS for 2019, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year-over-year basis. A reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure is included in Appendix A. Certain adjustments for fuel rate impacts, foreign exchange rate impacts, and at the discretion of the Compensation Committee, one-time items are required by our plan terms to be made to the Adjusted EPS target.
The following table summarizes the Adjusted EPS performance levels and related payout opportunities. If the threshold level established for Adjusted EPS performance was not achieved, no payouts would have been made. NEOs have the opportunity to receive incremental payments for performance in between the established target levels.

Name	Threshold Adjusted EPS: $5.28(1)	Target Adjusted EPS: $5.33	Maximum Adjusted EPS: $5.49(2)	Actual	% of Target
Frank J. Del Rio	$1,800,000 (100% of base salary)	$3,600,000 (200% of base salary)	$5,400,000 (300% of base salary)	$3,600,000	100%
Mark A. Kempa	$350,000 (50% of base salary)	$700,000 (100% of base salary)	$1,750,000 (250% of base salary)	$700,000	100%
Robert Binder	$350,000 (50% of base salary)	$700,000 (100% of base salary)	$1,750,000 (250% of base salary)	$700,000	100%
Jason Montague	$350,000 (50% of base salary)	$700,000 (100% of base salary)	$1,750,000 (250% of base salary)	$700,000	100%
Andrew Stuart	$350,000 (50% of base salary)	$700,000 (100% of base salary)	$1,750,000 (250% of base salary)	$700,000	100%

(1)
Excludes the impact of incremental bonus payments.

(2)
Unlike the other NEOs, Mr. Del Rio’s annual cash performance incentive opportunity was capped at 150% of his target bonus opportunity. Consequently, the Adjusted EPS performance level required for Mr. Del Rio to achieve a maximum payout was $5.39.

For 2019, our Compensation Committee established an Adjusted EPS target level of $5.33, which required an 8.3% increase in actual Adjusted EPS performance from the prior year. Our actual 2019 Adjusted EPS was $5.09. On June 4, 2019, the Office of Foreign Assets Control of the United States Department of the Treasury abruptly removed the authorization for group people-to-people educational travel by U.S. persons to Cuba. As a result, we were required to stop sailings to Cuba the following day, resulting in a negative impact to our Adjusted EPS for 2019. The terms of our Plan provide that our Compensation Committee will make adjustments to exclude certain extraordinary events from the calculation of Adjusted EPS for annual cash performance incentives. Our Compensation Committee determined that the cessation of cruises to Cuba was an extraordinary event and excluded the impact, increasing the Adjusted EPS calculation by $0.45 per share. Based on these results, our Compensation Committee approved the payment of target-level annual cash performance incentives for our NEOs. Our Compensation Committee decided that it was appropriate to make an adjustment for the impact of cessation of cruises to Cuba because this extraordinary event was fully outside of management’s control and the action by the United States Department of the Treasury required immediate changes to our operations. Our Compensation Committee decided it was appropriate to cap the payment of the annual cash incentive bonuses at target even though a full adjustment of the Cuba cessation impact would have resulted in a payment above the target amount.

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EXECUTIVE COMPENSATION
Long-Term Equity Incentive Compensation
The following table summarizes the equity awards our Compensation Committee granted in 2019 and how they help accomplish our compensation objectives:
Components of Long-Term Equity Incentive Compensation	What It Is	Why We Use It	2019 Weighting
PSUs (performance share units)
Opportunity to receive a specified number of shares based on achievement of performance objectives determined by our Compensation Committee.
2019 PSU awards include an additional one-year service requirement following the end of the performance period.

Focuses our NEOs on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS growth and Adjusted ROIC targets align NEOs’ interests with shareholders.
Serves as a retention incentive.
CEO: 75% of total target equity award Other NEOs: 33.3% of total target equity award
RSUs (restricted share units)	Right to receive a specified number of shares at the time the award vests. Value fluctuates with the price of our ordinary shares. Vests in annual installments over three years.	Aligns our NEOs’ interests with those of our shareholders. Serves as a retention incentive.	CEO: 25% of total target equity award Other NEOs: 66.7% of total target equity award
In determining the value granted to each NEO, our Compensation Committee considers each NEO’s position, their expected contribution toward achieving our long-term objectives, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). Our Compensation Committee generally makes equity awards to our NEOs and other members of management once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance.

Named Executive Officer Awards
President and Chief Executive Officer.   In order to provide Mr. Del Rio with competitive, ongoing, long-term incentives that drive strong financial performance, and retain his services through 2020, the amendment to Mr. Del Rio’s employment agreement in August 2017 provided Mr. Del Rio with an annual target award of RSUs and PSUs worth $7.5 million as of the date of award. Such annual award is contractually required to be at least 60% performance-based. By structuring the employment agreement this way, our Compensation Committee preserved the flexibility to structure a greater percentage of Mr. Del Rio’s annual equity award as performance-based, while requiring that a minimum of 60% of Mr. Del Rio’s annual equity award will be performance-based. Our Compensation Committee also preserved the flexibility to establish the applicable performance metrics and targets each year, thereby providing our Compensation Committee with discretion to choose a performance-based award structure each year that will best incentivize growth in long-term shareholder value.
In 2019, Mr. Del Rio was awarded a target of 101,644 PSUs. Half of the target PSUs can be earned based on average Adjusted EPS growth for 2019 and 2020 and the other half can be earned based on average Adjusted ROIC for 2019 and 2020. Each half of the target PSUs can be paid out 0% to 200% based on stretch targets. Shown in the tables below are the performance expectations for each metric.

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Average Adjusted EPS Growth Metric (50% of Target Units)
	2019 – 2020 Average Adjusted EPS Growth	Percentage of Target Adjusted EPS Growth Units Earned
Below Threshold	≤9.0%	0%
	>9.0%(1)	0.0001%
	10.0%	100%
Maximum	11.0%	200%

(1)
Once the threshold has been achieved, the number of units that are eligible to be earned will be interpolated on a linear basis between the applicable levels stated above.

Average Adjusted ROIC Metric (50% of Target Units)
	2019 – 2020 Average Adjusted ROIC	Percentage of Target Adjusted ROIC Units Earned
Below Threshold	<11.2%	0%
	11.2%(1)	0.0001%
	11.4%	100%
Maximum	11.6%	200%

(1)
Once the threshold has been achieved, the number of units that are eligible to be earned will be interpolated on a linear basis between the applicable levels stated above.

In order to reinforce the long-term nature of the PSU award, in addition to the performance requirements above, the PSUs are also subject to a time-based vesting requirement through March 1, 2022. Definitions of Adjusted EPS and Adjusted ROIC can be found in Appendix A. Certain adjustments for fuel rate impacts, foreign exchange rate impacts, acquisitions, newly ordered vessels and, at our Compensation Committee’s discretion, other extraordinary items are required by our award terms to be made to the targets.
As part of his 2019 annual equity award, Mr. Del Rio was also awarded 33,881 RSUs that are subject to time-based vesting requirements and will become vested ratably on each of March 1, 2020, 2021 and 2022, in each case subject to Mr. Del Rio’s continued employment through the applicable vesting date.

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EXECUTIVE COMPENSATION
Following numerous shareholder engagement discussions regarding our disappointing Say-on-Pay Vote results in 2018, our Compensation Committee decided to make some changes to the structure of Mr. Del Rio’s equity award for 2019, including increasing the percentage of the target value of his equity award that is performance-based to 75% and increasing the performance period for the PSUs subject to the Adjusted ROIC metric from one year to two years, as illustrated below:

CEO PSU Payout Results During 2019.   During 2019, Mr. Del Rio forfeited 156,251 options and 37,500 RSUs that were originally granted to him in August 2015 and were subject to Adjusted EPS and Adjusted ROIC targets for 2018. Our Compensation Committee also confirmed that based on our strong performance for the performance period, the Adjusted ROIC target for 2018 and Adjusted EPS growth target for 2017 and 2018 had been achieved from his August 2017 PSU award at 200% of target. The PSU award continued to be subject to time-based vesting requirements through March 1, 2020 and Mr. Del Rio vested in 158,146 shares.

Other NEOs.   The PSUs awarded to our other NEOs in 2019 have the same structure and performance goals as Mr. Del Rio’s PSUs described above. Our Compensation Committee, after consultations with FW Cook, determined that the annual equity awards made to our other NEOs should also consist of a combination of PSUs that may be earned based on our average
Adjusted ROIC for 2019 and 2020, average Adjusted EPS growth for 2019 and 2020 and continued service through March 1, 2022 and time-based RSUs that vest in three equal, annual installments. For 2019, 33.3% of each NEO’s target annual equity award consisted of PSUs.

Other NEO PSU Payout Results During 2019.   During 2019, Mr. Binder, Mr. Montague and Mr. Stuart each vested in 15,000 PSUs which were granted in March 2017 and were subject to an Adjusted ROIC target for 2018. Mr. Kempa did not receive a PSU award in March 2017, which was prior to his promotion to Executive Vice President and Chief Financial Officer.

Target Grant Value.   When determining the number of PSUs to award to our NEOs, our Compensation Committee first determines the appropriate total grant date dollar value of each NEO’s PSU award, and then converts this dollar value into a target number of PSUs using the closing market price (or an average of closing market prices three days prior to the grant date) of our shares on the date of grant. We use the terms target

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grant value and target award value for PSUs to describe the grant value approved by our Compensation Committee, which is equal to the target number of PSUs awarded multiplied by the closing market price (or an average of closing market prices three days prior to the grant date) of our shares on the date of grant. This target grant value may in some cases be (and was for 2019) different than the accounting value of the PSU awards that we are required to report in the executive compensation tables that are included below.

Benefits and Perquisites
We provide our NEOs with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, our NEOs receive a cash automobile allowance, a cruise benefit for Company cruises, including certain travel for immediate family, as well as coverage under an executive medical plan which provides coverage of certain extra medical, dental and vision expenses. Mr. Binder receives a monthly travel allowance in lieu of the cash automobile allowance. We believe that the level and mix of perquisites we provide to our NEOs is consistent with market compensation practices.
Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his amended employment agreement originally entered into with Prestige.

Severance Arrangements and Change in Control Benefits
Each of our NEOs is or was employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the NEO’s employment by us without “cause” or by him or her for “good reason.” The severance payments and benefits in each employment agreement were negotiated in connection with the execution of each employment agreement. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
When negotiating each executive officer’s severance payments and benefits, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies. The severance payments and benefits payable to each of our NEOs (including Mr. Del Rio) upon a qualifying termination of employment generally include a cash payment based on a multiple of his or her base salary (and annual incentive in Mr. Del Rio’s case), a pro-rata portion of any annual cash incentive actually earned for the year of termination of employment, continuation or payment in respect of certain benefits and, in certain cases only, accelerated or continued vesting of outstanding equity awards. We do not believe that our NEOs should be entitled to any cash severance payments or benefits merely because of a change in control of our Company. Accordingly, none of our NEOs are entitled to any such payments or benefits upon the occurrence of a change in control of our Company unless there is an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control (a “double-trigger” arrangement). Similarly, none of our NEOs are entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of our Company, and severance protections for equity awards also require an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control.
No NEO is entitled to receive a “gross-up” or similar payment for any potential change in control excise taxes, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
The material terms of these payments and benefits, are described in the “Potential Payments Upon Termination or Change in Control” section below.
Peer Group
Our Compensation Committee believes that it is important to be informed about the pay practices and pay levels of comparable public companies with which we compete for top talent (our “Peer Group”).

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EXECUTIVE COMPENSATION
After considering the selection process outlined below and recommendations of FW Cook, our Compensation Committee determined to remove Brinker International, Inc. and add Marriott International, Inc. to our Peer Group from 2018, as our Compensation Committee believed Marriott International, Inc. is more closely aligned with the selection criteria explained below. Following these changes, our Peer Group for 2019 included the following companies:

• Alaska Air Group, Inc.	• Hilton Worldwide Holdings Inc.	• Royal Caribbean Cruises Ltd.
• Marriott International, Inc.	• Hyatt Hotels Corporation	• Spirit Airlines, Inc.
• Caesars Entertainment Corporation	• JetBlue Airways Corporation	• Wyndham Destinations, Inc.
• Carnival Corporation	• Las Vegas Sands Corp.	• Wynn Resorts, Limited
• Darden Restaurants, Inc.	• MGM Resorts International	• YUM! Brands, Inc.
• Expedia Group, Inc.	• Penn National Gaming, Inc.
We used the following methodology to select our Peer Group. Carnival Corporation and Royal Caribbean Cruises Ltd. were selected because we believe these cruise lines are the two public companies most similar to our Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following industries which reflect elements of our business or have similar business characteristics such as:
•
hotels, resorts and cruise lines,

•
airlines,

•
casinos and gaming,

•
restaurants and

•
internet and direct marketing retail.

We evaluated the companies in these categories by focusing on companies with market capitalizations ranging from approximately 0.3x to 3.0x our market capitalization and with revenues ranging from approximately 0.3x to 3.0x our trailing annual revenue measured as of October 2019.

Objectives and Philosophy of our Executive Compensation Program

Attract and retain top talent in a competitive market	We want to be an employer of choice for individuals with the specific skill sets and experience required for the cruise industry.
Motivate employees with clear, NCLH-level goals	We believe that clear, NCLH-level goals motivate management to work together as a team towards shared objectives.
Compensation opportunities align executives with shareholders	We align management with shareholders by choosing NCLH incentive compensation performance metrics that we believe drive long-term value for our shareholders.
Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on the compensation of our NEOs (also known as a “Say-on-Pay Vote”). At our annual general meeting in June 2019, approximately 94.3% of the votes cast were in favor of the 2018 compensation of our NEOs. Our Compensation Committee had already made changes to our compensation program prior to June 2019 in response to shareholder engagement, and believe that the strong support received during the June 2019 Say-on-Pay Vote indicates that our shareholders found the changes to our compensation program beneficial.
When making future compensation decisions for our NEOs, our Compensation Committee will continue to consider the opinions that our shareholders express through the results of these Say-on-Pay votes and through direct engagement with our shareholders.

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Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
Since May 2017, our Compensation Committee has retained FW Cook to provide guidance on executive and non-employee director compensation matters.
Based on a consideration of the factors set forth in the rules of the SEC and the listing standards of the NYSE, our Compensation Committee determined that FW Cook satisfied the independence criteria under the rules and listing standards and that their relationship with and the work performed by FW Cook, on behalf of our Compensation Committee, did not raise any conflict of interest. Other than its work on behalf of our Compensation Committee, FW Cook has not performed any other services for us.
Share Ownership Policy
To reinforce our Board’s philosophy that meaningful executive ownership in our Company provides greater alignment between management and our shareholders, our Board adopted a share ownership policy in 2017. The share ownership policy, which applies to all of our NEOs and certain executive officers, is as follows:
Position	Value of Share Ownership*
Chief Executive Officer	5 times annual base salary
Brand Presidents and Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

*
Values are determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.

All of our NEOs currently exceed the required share ownership amounts. Executive officers have five years from the date they first become subject to the share ownership policy to meet the requirements and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Unexercised stock options and PSUs do not count towards the share ownership policy amounts unless, in the case of PSUs, the performance criteria have been met.
Clawback Policy
Under our clawback policy, our Board or Compensation Committee may, if permitted by law, require the reimbursement or cancellation of all or a portion of any equity awards or cash incentive payments to any current or former employee, including our NEOs, who received such incentive awards or payments if: (1) such employee received a payment of incentive compensation that was predicated upon the achievement of specified financial results that were the subject of a subsequent accounting restatement due to material non-compliance with any financial reporting requirement, or (2) such employee engaged in misconduct including certain violations of our Code of Ethical Business Conduct or breaches of any confidentiality, non-competition, or non-solicitation agreements such employee has entered into with us. Each prong of the policy is separate, and clawback is not limited to accounting restatements.
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
John W. Chidsey (Chair)
Chad A. Leat
Russell W. Galbut
April 24, 2020
The foregoing report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.
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EXECUTIVE COMPENSATION TABLES
2019 Summary Compensation Table

The following table presents information regarding the compensation of each of our NEOs for services rendered during 2019, 2018 and 2017.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Frank J. Del Rio President and Chief Executive Officer	2019	1,800,000	—	12,201,324	—	3,600,000	207,040	17,808,364
	2018	1,751,507	—	15,235,631	—	5,400,000	205,923	22,593,061
	2017	1,500,000	—	3,746,411	534,308	4,500,000	213,494	10,494,213
Mark A. Kempa Executive Vice President and Chief Financial Officer	2019	700,000	—	2,555,694	—	700,000	47,336	4,003,030
	2018	655,548	—	751,635	—	1,570,171	45,576	3,022,930
Robert Binder President and Chief Executive Officer, Oceania Cruises, Vice Chairman, Oceania Cruises and Regent	2019	700,000	—	4,392,808	—	700,000	34,941	5,827,749
	2018	700,000	—	2,848,258	—	1,750,000	36,987	5,335,245
	2017	650,000	—	1,531,500	—	975,000	24,861	3,181,361
Jason Montague President and Chief Executive Officer, Regent	2019	700,000	—	2,555,694	—	700,000	50,936	4,006,630
	2018	700,000	—	2,848,258	—	1,750,000	50,277	5,348,535
	2017	650,000	—	1,531,500	—	975,000	46,561	3,203,061
Andrew Stuart Former President and Chief Executive Officer, Norwegian	2019	700,000	—	2,555,694	—	700,000	1,510,796	5,466,490
	2018	700,000	—	2,848,258	—	1,750,000	49,399	5,347,657
	2017	650,000	—	1,531,500	—	975,000	47,736	3,204,236

(1)
For 2019, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the RSUs and PSUs granted to our NEOs in 2019. The amount reported for Mr. Binder includes modification costs for RSUs that became eligible for accelerated vesting under certain conditions pursuant to Mr. Binder’s amended employment agreement, computed as of the modification date, May 7, 2019, in accordance with FASB ASC Topic 718. The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The PSU awards vest between 0% and 200% based on performance conditions. The fair value of PSUs is reported based on the probable outcome of the performance conditions at the time of grant, which was 184%, and the closing market price of our ordinary shares on the date of grant. The value of the annual PSU awards granted on March 1, 2019 assuming maximum achievement of 200% would have been as follows: Mr. Del Rio  —  $11,235,728; Mr. Kempa; Mr. Binder, Mr. Montague and Mr. Stuart — $1,331,565. All RSUs and PSUs reported in this table were awarded under our Amended and Restated 2013 Performance Incentive Plan (our “Plan”).

(2)
For 2019, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash performance incentives paid under our Plan based on performance during 2019, as described in “Compensation Discussion and Analysis.”

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EXECUTIVE COMPENSATION TABLES
(3)
The following table provides detail for the amounts reported for 2019 in the “All Other Compensation” column of the table.

Name	Automobile ($)(a)	401(k) Employer Match ($)(b)	Executive Medical Plan Premium ($)(c)	Severance ($)(d)	CEO Benefits ($)(e)	Other Benefits ($)(f)	Total ($)
Frank J. Del Rio	27,600	13,700	12,120	—	152,000	1,620	207,040
Mark A. Kempa	14,400	13,700	18,480	—	—	756	47,336
Robert Binder	—	13,700	12,120	—	—	9,121	34,941
Jason Montague	18,000	13,700	18,480	—	—	756	50,936
Andrew Stuart	18,000	13,700	18,480	1,459,860	—	756	1,510,796

(a)
Represents a cash automobile and automobile maintenance allowance.

(b)
Represents an employer contribution match under our 401(k) Plan on the same terms as those generally offered to our other employees.

(c)
Represents premiums under an executive medical plan.

(d)
Represents $59,860 for continued medical coverage and $1,400,000 in cash severance payments.

(e)
Represents the following benefits for Mr. Del Rio: $100,000 travel expense allowance, $12,000 personal allowance, $20,000 tax preparation service and $20,000 country club membership.

(f)
Represents flexible credits, life insurance premiums and cruise benefits (including immediate family travel) and air travel cost provided in lieu of an automobile allowance for Mr. Binder.

 2020 Proxy Statement / 43

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in 2019 Table

The following table presents all Plan-based awards granted to our NEOs during the year ended December 31, 2019.
	Grant Date	Compen- sation Committee Approval Date (If Different than Grant Date)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Frank J. Del Rio
2019 Annual Cash Performance Incentive	—	—	1,800,000	3,600,000	5,400,000	—	—	—	—	—	—	—
RSU Award(3)	3/1/19	—	—	—	—	—	—	—	33,881	—	—	1,872,603
PSU Award(4)	3/1/19	—	—	—	—	2	101,644	203,288	—	—	—	10,328,721
Mark A. Kempa
2019 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/1/19	—	—	—	—	—	—	—	24,093	—	—	1,331,620
PSU Award(4)	3/1/19	—	—	—	—	2	12,046	24,092	—	—	—	1,224,074
Robert Binder
2019 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/1/19	—	—	—	—	—	—	—	24,093	—	—	1,331,620
RSU Award(5)	3/1/19	5/7/19	—	—	—	—	—	—	8,031			459,293
PSU Award(4)	3/1/19	—	—	—	—	2	12,046	24,092	—	—	—	1,224,074
PSU Award(5)	3/1/19	5/7/19	—	—	—	2	12,046	24,092	—	—	—	1,377,821
Jason Montague
2019 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/1/19	—	—	—	—	—	—	—	24,093	—	—	1,331,620
PSU Award(4)	3/1/19	—	—	—	—	2	12,046	24,092	—	—	—	1,224,074
Andrew Stuart
2019 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/1/19	—	—	—	—	—	—	—	24,093	—	—	1,331,620
PSU Award(4)	3/1/19	—	—	—	—	2	12,046	24,092	—	—	—	1,224,074

(1)
The amounts reported in these columns represent the range of possible payouts under our Plan’s annual cash performance incentive program based on performance during 2019, as described in “Compensation Discussion and Analysis.” For 2019, the target performance level was achieved and payable to our NEOs.

(2)
The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The fair value of PSUs is reported based on the probable outcome of the performance conditions at the time of grant and the closing market price of our ordinary shares on the date of grant. The March 1, 2019 PSU grants were valued at 184% of target. All RSUs and PSUs reported in this table were awarded under our Plan.

(3)
Reflects RSU awards that will vest in equal installments on March 1, 2020, 2021 and 2022.

(4)
Reflects PSU awards that will vest as described in the Compensation Discussion and Analysis above.

(5)
Represents RSUs and PSUs that that became eligible for accelerated vesting under certain conditions pursuant to Mr. Binder’s amended employment agreement. The amount reported under “Grant Date Fair Value of Stock and Option Awards” represents the incremental fair value, computed as of the modification date, May 7, 2019, in accordance with FASB ASC Topic 718.

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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at December 31, 2019 Table

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2019.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	739,583	—	208,333(10)	59.43	8/3/2025	17,572(4)	1,026,381	50,000(10)	2,920,500
	—	—	—	—	—	35,304(5)	2,062,107	158,870(8)	9,279,597
	—	—	—	—	—	33,881(6)	1,978,989	203,288(9)	11,874,052
	—	—	—	—	—	158,146(7)	9,237,308	—	—
Mark A. Kempa	4,952	—	—	19.00	1/17/2020	4,167(4)	243,394	8,826(8)	515,527
	10,000	—	—	30.95	6/30/2023	5,884(5)	343,684	24,092(9)	1,407,214
	15,000	—	—	31.90	6/30/2024	24,093(6)	1,407,272	—	—
	15,000	—	—	41.79	11/18/2024	—	—	—	—
	30,000	—	—	56.19	6/30/2025	—	—	—	—
	15,000	—	—	50.31	2/28/2026	—	—	—	—
Robert Binder	37,500	—	—	50.31	2/28/2026	10,000(4)	584,100	23,536(8)	1,374,738
	—	—	—	—	—	15,691(5)	916,511	24,092(9)	1,407,214
	—	—	—	—	—	24,093(6)	1,407,272	—	—
Jason Montague	40,000	—	—	41.79	11/18/2024	10,000(4)	584,100	23,536(8)	1,374,738
	60,000	—	—	43.76	2/1/2025	15,691(5)	916,511	24,092(9)	1,407,214
	50,000	—	—	56.19	6/30/2025	24,093(6)	1,407,272	—	—
	37,500	—	—	50.31	2/28/2026	—	—	—	—
Andrew Stuart	—	—	—	—	—	10,000(4)	584,100	23,536(8)	1,374,738
	—	—	—	—	—	15,691(5)	916,511	24,092(9)	1,407,214
	—	—	—	—	—	24,093(6)	1,407,272	—	—

(1)
Represents PSUs and market-based options and RSUs awarded to our NEOs, which will vest upon the achievement of pre-determined targets.

(2)
Represents unvested RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested RSU, PSU and market-based awards was calculated based on the $58.41 closing price of our ordinary shares as of December 31, 2019.

(4)
Represents a time-based RSU award that vests on March 1, 2020.

(5)
The time-based RSUs vest in substantially equal annual installments on March 1, 2020 and 2021.

(6)
The time-based RSUs vest in substantially equal annual installments on March 1, 2020, 2021 and 2022.

(7)
Represents a PSU award that will vest zero to 200% of target based on Adjusted ROIC performance for 2018 and average Adjusted EPS growth metrics for 2017 and 2018. Award is also subject to a time-based vesting requirement through March 1, 2020. Amount reported assumes vesting at 200% of target.

(8)
Represents a PSU award that will vest zero to 200% of target based on Adjusted ROIC performance for 2019 and average Adjusted EPS growth metrics for 2018 and 2019. Amount reported presents vesting at 200% of target. Actual number of shares eligible to vest will be based on performance.

(9)
Represents a PSU award that will vest zero to 200% of target based on average Adjusted ROIC performance for 2019 and 2020 and average Adjusted EPS growth metrics for 2019 and 2020. Amount reported presents vesting at 200% of target. Actual number of shares eligible to vest will be based on performance.

 2020 Proxy Statement / 45

EXECUTIVE COMPENSATION TABLES
(10)
Represents market-based options and RSUs granted to Mr. Del Rio on August 4, 2015. These awards will vest based on our achievement of certain stock price hurdles.

Option Exercises and Stock Vested in 2019 Table

The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frank J. Del Rio	—	—	72,723	3,957,900
Mark A. Kempa	—	—	9,609	531,089
Robert Binder	—	—	54,095	2,969,731
Jason Montague	—	—	39,095	2,165,281
Andrew Stuart	311,551	5,099,294	44,095	2,433,431

(1)
The value of the RSU awards was determined by multiplying the number of RSUs that vested by the per-share closing price of the ordinary shares on the vesting date. The value of the option awards was determined by multiplying (i) the number of shares to which the exercise of the options related by (ii) the difference between the per-share market price of the ordinary shares on the exercise date and the exercise price of the options.

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EXECUTIVE COMPENSATION TABLES
Employment Agreements for NEOs — Salary and Annual Cash Performance Incentive Opportunity

In mid-March 2020, we announced that to contribute to efforts around the globe to contain the spread of the COVID-19 coronavirus, we were temporarily suspending our cruise operations. Each of our NEOs signed an agreement that their annual base salaries will be reduced by 20% from April 2020 through at least June 2020.

Frank J. Del Rio
Mr. Del Rio is employed as our President and Chief Executive Officer pursuant to an employment agreement with us dated June 5, 2014, and subsequently amended by letter agreements dated September 2, 2014, August 4, 2015 and August 1, 2017. Mr. Del Rio’s amended employment agreement extends his term of employment until December 31, 2020. Mr. Del Rio’s amended employment agreement provides for a minimum annual base salary of $1,500,000, subject to periodic review. Mr. Del Rio’s target annual cash performance incentive is 200% of his base salary, subject to a maximum limit of 300% of his base annual salary. Mr. Del Rio is entitled to a $2,000 monthly car allowance and certain maintenance and fuel expenses and certain other personal benefits each year. The amended employment agreement also provides for participation in employee benefit plans and perquisite programs generally available to our executive officers, including an executive medical plan.
Mr. Del Rio’s amended employment agreement entitles him to annual RSU awards that have an award date value of not less than $7.5 million, with such actual target number of RSUs being determined by multiplying the number of RSUs by the closing price of an ordinary share of our Company on the applicable date of award. At least 60% of each such award is contractually required to be subject to performance-based vesting requirements that will be determined by our Compensation Committee.

Mark A. Kempa
Mr. Kempa is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of September 10, 2018.
The initial term of Mr. Kempa’s employment agreement is from August 31, 2018 through December 31, 2021, which will automatically renew each anniversary of December 31, 2021 thereafter for additional one-year terms unless either we or Mr. Kempa gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $700,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,200 monthly car allowance.

Robert Binder
Mr. Binder is employed as our President and Chief Executive Officer of Oceania Cruises and Vice Chairman, Oceania Cruises and Regent pursuant to an employment agreement with us dated as of September 16, 2016, and as amended on May 7, 2019.
The amended term of Mr. Binder’s employment agreement is through March 31, 2021, and will be automatically extended through the next December 31st and each anniversary of December 31st thereafter for additional one-year terms unless either we or Mr. Binder gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $650,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to one cross-country, first-class flight per month in lieu of an automobile allowance.

 2020 Proxy Statement / 47

EXECUTIVE COMPENSATION TABLES
Jason Montague
Mr. Montague is employed as our President and Chief Executive Officer of Regent pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Montague’s employment agreement was from September 16, 2016 through December 31, 2018, which automatically renews each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Montague gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $650,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.

Andrew Stuart
Mr. Stuart was formerly employed as our President and Chief Executive Officer of Norwegian through December 31, 2019 pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Stuart’s employment agreement was from September 16, 2016 through December 31, 2018, which automatically renewed each anniversary of December 31, 2018 thereafter for additional one-year terms until we gave notice of non-renewal within 60 days prior to the end of the term.
The agreement provided for a minimum annual base salary of $650,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He was also entitled to a $1,500 monthly car allowance.

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that would have become payable to our NEOs, other than Mr. Stuart, in connection with a termination of their employment and/or a change in control of our
Company occurring on December 31, 2019. Please see “Compensation Discussion and Analysis” for a discussion of how the level of these payments and benefits was determined.

Frank J. Del Rio
Mr. Del Rio’s employment agreement, as amended in August 2017, provides for certain payments and benefits to be paid to him under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits — Termination of Employment.   In the event that Mr. Del Rio’s employment is terminated during the employment term either by us without “cause” or by him for “good reason” (as defined in the amended employment agreement), or if Mr. Del Rio’s employment terminates by reason of his death or disability (as those terms are defined in the amended employment agreement), or his employment terminates on the expiration of his employment term (or in the case of the cash severance payment, as of December 31, 2020, regardless of whether his employment terminates), he will be entitled to receive:
•
a payment equal to 2.25 times the sum of: (1) his annualized base salary in effect as of August 2017 ($1.5 million) and (2) his target annual cash performance incentive amount at the rate in effect as of August 2017 (or $3 million) and (3) $64,000, which represents the value of certain benefits; and

•
all then outstanding, unvested RSUs subject only to time-based vesting requirements that were awarded during and after 2017 will vest in full, and any outstanding, unvested performance-based RSUs that were awarded during and after 2017 will continue to remain outstanding as if Mr. Del Rio

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EXECUTIVE COMPENSATION TABLES
were still employed until the performance period is complete, will remain subject to all of the applicable performance conditions and will vest in full at the time, if any, that the performance conditions are satisfied.
If Mr. Del Rio’s employment terminates during the employment term either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement) or his employment terminates on the expiration of his employment term, he will also be entitled to receive:
•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date; and

•
a pro-rata portion of his annual cash performance incentive for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date.

In the event that Mr. Del Rio’s employment is terminated either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement), he will also be entitled to receive accelerated vesting for all outstanding unvested market-based options and RSUs from his award in 2015 in full.
Mr. Del Rio’s right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
Mr. Del Rio’s employment agreement provides that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.
Severance Benefits — Other Terminations.   In the event that Mr. Del Rio’s employment is terminated by us for “cause” or by him other than for “good reason,” he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to Mr. Del Rio’s amended employment agreement, he has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without “good reason”) after his employment terminates he will not compete with certain restricted competitors of our Company, and for a period of one year after the last date compensation is paid to him by us, he will not solicit the employees of our Company or our affiliates.

Andrew Stuart
In connection with Mr. Stuart’s termination from his role as President and Chief Executive Officers of Norwegian, he became entitled to receive the following benefits pursuant to his employment agreement with us:
•
an amount equal to twice his then current base salary at the annualized rate in effect on the severance date (or $1.4 million), payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination; and

•
continuation of medical and dental coverage for him and his eligible dependents on substantially the same terms and conditions in effect on his termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer him COBRA continuation coverage. The estimated value of these continued medical and dental benefits is $59,860.

From January 2020 through March 2020, Mr. Stuart was employed as the Senior Advisor to the President and Chief Executive Officer of our Company. In 2020 and in light of Mr. Stuart’s over 30-year tenure with our Company, our Compensation Committee accelerated Mr. Stuart’s outstanding, unvested RSUs and PSUs that were subject only to time-based vesting (having an estimated value of  $0.5 million based on our share price on the date he left our Company) and allowed him to continue to vest in his outstanding 2019 performance-based equity award, subject to the satisfaction of the applicable financial performance conditions (having an estimated value of  $0.3 million based on our share price on the date he left our Company and assuming maximum achievement of the performance targets).
Mr. Stuart has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, he has agreed that for a period of two years after his employment terminates, he will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.

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EXECUTIVE COMPENSATION TABLES
Other NEOs
The current employment agreement of each of Mr. Kempa, Mr. Binder and Mr. Montague with us, described above under “Employment Agreements for NEOs — Salary and Annual Cash Performance Incentive Opportunity,” provides for certain payments and benefits to be paid to each NEO in connection with a termination of his employment with us under the circumstances described below. In each case, Mr. Kempa, Mr. Binder and Mr. Montague are entitled to receive all amounts that they have earned but are unpaid regardless of the circumstances under which their employment terminates (“accrued obligations”).
Severance Benefits — Termination of Employment.    In the event that Mr. Kempa’s, Mr. Binder’s or Mr. Montague’s employment is terminated during the employment term by us without “cause,” we provide notice that his employment agreement will not be extended or further extended, or the NEO terminates his employment for “good reason” (as those terms are defined in the employment agreements) the NEO will be entitled to receive:
•
an amount equal to twice his then current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination; and

•
continuation of medical and dental coverage for him and his eligible dependents on substantially the same terms and conditions in effect on his termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer him COBRA continuation coverage.

In connection with Mr. Binder’s agreement to extend his employment with us through March 31, 2021, if his employment is terminated during the employment term by us without “cause,” if he terminates his employment for “good reason” (as those terms are defined in the employment agreements), or if his employment terminates on March 31, 2021 as a result of the expiration of his period of employment, all of Mr. Binder’s outstanding, unvested RSUs subject to time-based vesting requirements, including any PSUs where the applicable performance conditions have been satisfied and which remain subject to only time-based vesting, will also vest.
In addition, if in connection with a change in control of our Company, we terminate Mr. Kempa’s, Mr. Binder’s or Mr. Montague’s employment without “cause,” provide notice that his agreement will not be extended or further extended, or he terminates his employment for “good reason,” in addition to the payments and benefits described above, all of Mr. Kempa’s, Mr. Binder’s and Mr. Montague’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.
The employment agreements for Mr. Kempa, Mr. Binder and Mr. Montague provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.
Each of Mr. Kempa’s, Mr. Binder’s and Mr. Montague’s, right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
Severance Benefits — Other Terminations.   In the event that Mr. Kempa’s or Mr. Montague’s employment is terminated for death or disability, they will receive accelerated vesting for all time-based RSU awards granted beginning in 2020 and a pro-rata portion of the target amount of any outstanding, unvested PSU awards granted beginning in 2020. If Mr. Binder’s employment is terminated due to this death or disability, all of Mr. Binder’s outstanding, unvested RSUs subject to time-based vesting requirements, including any PSUs where the applicable performance conditions have been satisfied and which remain subject to only time-based vesting, will vest.
In the event that Mr. Kempa’s, Mr. Binder’s or Mr. Montague’s, employment is terminated by us for any other reason (by us for “cause” or by the NEO other than for “good reason”), he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to each of Mr. Kempa’s, Mr. Binder’s and Mr. Montague’s, employment agreements, each NEO has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, each NEO has agreed that for a period of two years after his employment terminates, he will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.

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EXECUTIVE COMPENSATION TABLES
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of our NEOs (other than Mr. Stuart) would have been entitled had his employment been terminated or a change in control of our Company occurred on December 31, 2019 under the scenarios noted below.
Name	Voluntary Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Frank J. Del Rio
Severance Payment	—	10,269,000	13,869,000	—
Insurance Continuation	—	—	55,700	—
Equity Acceleration	—	29,521,407(1)	32,441,907(2)	—
Mark A. Kempa
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	59,860	59,860
Equity Acceleration	—	—	—	3,917,091(3)
Robert Binder
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	41,775	41,775
Equity Acceleration	—	2,907,883(4)	2,907,883(4)	5,689,835(3)
Jason Montague
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	59,860	59,860
Equity Acceleration	—	—	—	5,689,835(3)

(1)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $58.41 as of December 31, 2019) associated with (i) the unvested, outstanding RSUs and PSUs which were only subject to time-based vesting conditions awarded to Mr. Del Rio in August 2017, (ii) the unvested, outstanding RSUs awarded to Mr. Del Rio in March 2018 and March 2019, (iii) the maximum number of outstanding PSUs awarded to Mr. Del Rio in March 2018, which are currently subject to time-based vesting and (iv) the target number of outstanding PSUs awarded to Mr. Del Rio in March 2019 (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(2)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $58.41 as of December 31, 2019) associated with Mr. Del Rio’s aggregate unvested options, RSUs and PSUs subject to acceleration as of December 31, 2019. For options, the value presented is equal to their intrinsic value at December 31, 2019. For outstanding PSUs awarded in August 2017 and March 2018, the amount assumes the maximum number of outstanding PSUs awarded to Mr. Del Rio and for outstanding PSUs awarded in March 2019, the amount assumes the target number of outstanding PSUs awarded to Mr. Del Rio (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(3)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $58.41 as of December 31, 2019) associated with each NEO’s outstanding, unvested RSUs and PSUs subject to acceleration as of December 31, 2019. For outstanding PSUs awarded in March 2018, the amount assumes the maximum number of outstanding PSUs awarded to each NEO and for outstanding PSUs awarded in March 2019, the amount assumes the maximum number of outstanding PSUs awarded to each NEO (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(4)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $58.41 as of December 31, 2019) associated with Mr. Binder’s outstanding, unvested RSUs subject to acceleration as of December 31, 2019.

 2020 Proxy Statement / 51

EXECUTIVE COMPENSATION TABLES
Compensation Committee Interlocks and Insider Participation

Messrs. John W. Chidsey, Russell W. Galbut and Chad A. Leat served on our Compensation Committee during 2019. None of the members of our Compensation Committee was an officer or employee of our Company during the last fiscal year or was formerly an officer of our Company. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Del Rio, our President and Chief Executive Officer, to the annual total compensation of the median employee of the Company other than our President and Chief Executive Officer (the “Pay Ratio Disclosure”).
To provide context for this disclosure, it is important to understand the unique circumstances of our employee population. Our shipboard employees are an essential part of our operations and comprise approximately 90% of our workforce, while shoreside employees make up the remainder. Due to maritime requirements and the practical implications of employment on ships with worldwide operations, our shipboard employees receive certain accommodations that are not typically provided to shoreside employees including housing and meals while on the ship and medical care for any injuries or illnesses that occur while in the service of the ship. These accommodations are free of cost to each shipboard employee. Additionally, because our shipboard employees are away from home for extended periods of time while on the ship, they do not work for the entire year. For example, a shipboard employee will typically work between six to ten months out of the year. Pursuant to the rules governing our Pay Ratio Disclosure, we have not annualized payment for our shipboard employees. Our shipboard employees also generally reside outside of the U.S., where the cost of living may be significantly lower than in the U.S.
We believe that there have been no changes to our employee population or compensation arrangements since last year that would result in a significant change to the Pay Ratio Disclosure. However, in 2019, the median employee that was identified on December 31, 2018 experienced a change in circumstances that we believe would result in a significant change in our Pay Ratio Disclosure. Therefore, as permitted by Regulation S-K, we are substituting another employee, with substantially similar compensation and working in the same position as the median employee that was identified on December 31, 2018, for December 31, 2019.
The median employee was a full-time employee located on one of our ships with an annual total compensation of $16,925 for 2019, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes fixed cash pay, overtime pay, gratuities, and shipboard pension. Mr. Del Rio’s annual total compensation for 2019 was $17,808,364. Based on this information, for 2019, the ratio of the compensation of Mr. Del Rio to the annual total compensation of the median employee was estimated to be 1,052 to 1.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

52 /

EXECUTIVE COMPENSATION TABLES
Equity Compensation Plan Information

We currently maintain two equity compensation plans: the Plan and the Employee Stock Purchase Plan (the “ESPP”).
The following table summarizes our equity plan information as of December 31, 2019.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	9,667,397	$52.30	11,310,971
Equity compensation plans not approved by security holders	—	—	—
Total	9,667,397	$52.30	11,310,971

(1)
Represents 5,242,376 ordinary shares subject to outstanding stock option awards under the Plan, 3,245,625 ordinary shares subject to outstanding RSU awards under the Plan, 1,129,396 ordinary shares subject to outstanding PSU awards under the Plan (assuming the maximum performance level is achieved) and 50,000 ordinary shares subject to outstanding market-based RSU awards under the Plan as of December 31, 2019.

(2)
Calculated exclusive of outstanding RSU awards.

(3)
Represents 9,644,841 ordinary shares available under the Plan and 1,666,130 ordinary shares available under the ESPP. The amount available under the ESPP includes 43,264 shares that were subject to purchase during the purchase period ended December 31, 2019. All of the ordinary shares available under the Plan may be granted in the form of options, share appreciation rights, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan.

 2020 Proxy Statement / 53

PROPOSAL 3 — APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
Pursuant to the SEC’s rules, this proposal affords our shareholders the opportunity to vote, on a non-binding, advisory basis, on how often we should include an advisory vote on executive compensation in our proxy materials for future annual general shareholder meetings (or a special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, shareholders may vote to have the advisory vote on executive compensation every one year, every two years or every three years.
After careful consideration, our Board believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program. Our Compensation Committee values the opinions expressed by our shareholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.
This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on us, our Board or our Compensation
Committee. In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Although non-binding, our Board and our Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the shareholder vote, our Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE SAY-ON-PAY VOTES.
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PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2020. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by our shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and our Audit Committee’s determination of PwC’s remuneration, our Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify our Audit Committee’s selection, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our Company and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Aggregate fees for professional services rendered by PwC for our Company and NCL Corporation Ltd. for the years ended December 31, 2019 and 2018 were:
	Total Fees Year Ended December 31,
	2019	2018
	(in thousands)
Audit fees	$5,545	$4,980
Audit-related fees	200	275
Tax fees	497	340
All other fees	2	2
Total	$6,244	$5,597
The audit fees for the years ended December 31, 2019 and 2018 relate to the aggregate fees billed by PwC in connection with the audit of our financial statements and related internal control over financial reporting.
The audit-related fees for the years ended December 31, 2019 and 2018 were related to the issuance of comfort letters.
Tax fees for the years ended December 31, 2019 and 2018 were related to tax return preparation and other tax services.
All other fees for the years ended December 31, 2019 and 2018 included fees related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2019 and 2018.
Our Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020
AND THE AUDIT COMMITTEE’S DETERMINATION OF PWC’S REMUNERATION.

 2020 Proxy Statement / 55

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2019 with management and with PricewaterhouseCoopers LLP. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
Based on the review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.
Audit Committee of the Board of Directors
Chad A. Leat (Chair)
John W. Chidsey
Pamela Thomas-Graham
February 19, 2020
The foregoing report of our Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.
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SHARE OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of our equity securities as of April 1, 2020 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our NEOs;

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

There were 214,525,261 ordinary shares issued and outstanding as of April 1, 2020.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as otherwise indicated in the footnotes below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
The Vanguard Group(2)	23,702,624	11.0%
T. Rowe Price Associates, Inc.(3)	17,626,383	8.2%
BlackRock, Inc.(4)	14,250,160	6.6%
Capital World Investors(5)	12,222,271	5.7%
Janus Henderson Group plc(6)	11,838,387	5.5%
David M. Abrams	19,508	*
Adam M. Aron	9,755	*
John W. Chidsey	27,453	*
Stella David	15,287	*
Russell W. Galbut(7)	436,664	*
Mary E. Landry	4,844	*
Chad A. Leat	21,806	*
Steve Martinez	—	—
Pamela Thomas-Graham	5,153	*
Frank J. Del Rio(8)	1,046,260	*
Mark A. Kempa(9)	115,665	*
Robert Binder(10)	128,984	*
Jason Montague(11)	250,258	*
Andrew Stuart	144,879	*
All current directors and current executive officers as a group (17 persons)(12)	2,682,300	1.2%

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedule 13Gs filed with the SEC.

 2020 Proxy Statement / 57

SHARE OWNERSHIP INFORMATION
(2)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the amount reported as beneficially owned, The Vanguard Group has sole voting power over 315,888 ordinary shares, shared voting power over 55,843 ordinary shares, sole dispositive power over 23,346,483 ordinary shares and shared dispositive power over 356,141 ordinary shares. The foregoing information is as of December 31, 2019 and is based solely on a Schedule 13G/A (Amendment No. 4) filed by The Vanguard Group with the SEC on February 10, 2020.

(3)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Of the amount reported as beneficially owned, T. Rowe Price Associates, Inc. has sole voting power over 6,507,690 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 17,626,383 ordinary shares. The foregoing information is as of December 31, 2019 and is based solely on a Schedule 13G/A (Amendment No. 6) filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2020.

(4)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Of the amount reported as beneficially owned, BlackRock, Inc. has sole voting power over 12,448,685 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 14,250,160 ordinary shares. The foregoing information is as of December 31, 2019 and is based solely on a Schedule 13G/A (Amendment No. 1) filed by BlackRock, Inc. with the SEC on February 5, 2020.

(5)
The address of Capital World Investors, a division of Capital Research and Management Company (CRMC), is 333 South Hope Street, Los Angeles, CA 90071. Of the amount reported as beneficially owned, Capital World Investors has sole voting power over 12,046,930 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 12,222,271 ordinary shares. Capital World Investors disclaims beneficial ownership of all of such ordinary shares. The foregoing information is as of March 31, 2020 and is based solely on a Schedule 13G/A (Amendment No. 3) filed by Capital World Investors with the SEC on April 9, 2020.

(6)
Janus Henderson Group plc (“Janus”), together with its affiliated entities, Intech Investment Management LLC (“Intech”), Janus Capital Management LLC (“JCM”), Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited (“HGIL”) and Janus Henderson Investors Australia Institutional Funds Management Limited reported beneficial ownership of 11,838,387 of our ordinary shares, which includes 43,113 ordinary shares that may be deemed beneficially owned by HGIL, 18,604 ordinary shares that may be deemed beneficially owned by Intech, and 11,776,670 ordinary shares that may be deemed beneficially owned by JCM. Each of HGIL, Intech and JCM disclaims beneficial ownership over such shares. Of the amount reported as beneficially owned, Janus has sole voting power over no ordinary shares, shared voting power over all 11,838,387 ordinary shares, sole dispositive power over no ordinary shares and shared dispositive power over all 11,838,387 ordinary shares. The foregoing information is as of December 31, 2019 and is based solely on a Schedule 13G/A (Amendment No. 1) filed by Janus Henderson Group plc with the SEC on February 13, 2020. The address of Janus is 201 Bishopsgate EC2M 3AE, United Kingdom.

(7)
Includes 389,917 ordinary shares held indirectly through RonRuss Partners, Ltd.

(8)
Reflects our ordinary shares and 739,583 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 1, 2020. Includes 40,160 shares held indirectly through Breeze Hill Investments, LLC, 17,912 shares held indirectly through GCO Management, LLC, which is owned by a family trust, and 27,875 shares owned indirectly by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC.

(9)
Reflects our ordinary shares and 85,000 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 1, 2020.

(10)
Reflects our ordinary shares and 37,500 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 1, 2020.

(11)
Reflects our ordinary shares and 187,500 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 1, 2020.

(12)
Reflects our ordinary shares and 1,394,583 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 1, 2020 that are held collectively by our current directors and current executive officers.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions

Pursuant to its charter, our Audit Committee is responsible for the review and approval of all related party transactions; however, our Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, our Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters our Audit Committee deems appropriate.

Relationships and Transactions

Mr. Rogelio (Roger) Del Rio, who is the brother of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, was formerly our Vice President, Strategic Sourcing through July 2, 2019. From January 1, 2019 through July 2, 2019, Mr. Roger Del Rio’s total compensation was $293,532, which includes his pro-rata base salary and car allowance and his equity award for 2019, which would have vested over a three-year period had he remained employed by our Company. He was also eligible to participate in our general employee benefit plans.
Mr. Kyle Lindsay, who is the son of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, is our Director, Electrical Services. From January 1, 2019 through April 1, 2020, Mr. Kyle Lindsay’s total compensation was $235,235, which includes his base salary, annual cash bonus for 2019 and his equity awards for 2019 and 2020, which vest over a three-year period. He is eligible to participate in our general employee benefit plans.

 2020 Proxy Statement / 59

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      Who may vote?

Each ordinary share outstanding as of the close of business on April 1, 2020 (the “record date”) is entitled to one vote at our Annual General Meeting. At the close of business on April 1, 2020, 214,525,261 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1 — Business — Taxation — U.S. Income Taxation — Exemption of International Shipping Income under Section 883 of the Code” in our 2019 Annual Report for further information.
At the Annual General Meeting, you may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.

      What do I do if I am a shareholder of record?

If your ordinary shares are registered directly in your name with our Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by us. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How do I vote?” below.

      What do I do if I am a beneficial owner?

If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How do I vote?” below.

      What are the requirements to attend the Annual General Meeting?

You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of the record date, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification will be verified against the list of shareholders as of the record date for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of the record date, or other similar evidence of ownership as of the record date, as well as a government-issued photo identification, such as a valid driver’s license. The name on your photo identification and your proof of ownership must match. If you hold a valid legal proxy to vote a shareholder’s ordinary shares at the Annual General Meeting, you will also be asked to present a government-issued photo identification, such as a valid driver’s license, and the name on your

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
photo identification and legal proxy must match for admission to the Annual General Meeting.
Please note that cameras, sound or video recording equipment, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages may not be allowed (or their use may be restricted) in the meeting room. Security measures at the Annual General Meeting may also include bag searches and hand-wand searches.

      How do I vote?

Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet
Availability, proxy card or voting instruction form. Please see your Notice of Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.

How to Vote in Advance

Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand:

By telephone	You can vote your shares by calling the number provided in the proxy card or voting instruction form
By Internet	You can vote your shares online at www.proxyvote.com
By mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on June 17, 2020 in order for your ordinary shares to be voted at the Annual General Meeting.
However, if you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed

 2020 Proxy Statement / 61

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
envelope so that it is received by us before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

      How will my shares be voted?

Our Board has appointed Mr. Mark A. Kempa and Ms. Faye Ashby to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
FOR the election of each of the three nominees for Class I director (Proposal No. 1);
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);
1 YEAR as the preferred frequency of future Say-on-Pay Votes (Proposal No. 3); and
FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2020 and the determination of PwC’s remuneration by our Audit Committee (Proposal No. 4).
If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2020 and our Audit Committee’s determination of PwC’s remuneration (Proposal No. 4) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 4, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 4 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal Nos. 1, 2 and 3 and therefore will not be counted in determining the outcome of such items.

      What matters will be presented?

We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.

      What constitutes a quorum?

A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairperson of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      What is the vote required for proposals on the agenda?

The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class I Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his election will be elected as a Class I director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class I director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
All Other Proposals (Proposals No. 2, 3 and 4). Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers), Proposal No. 3 (advisory vote on the frequency of future Say-on-Pay Votes) and Proposal No. 4 (ratification of the appointment of PwC as our independent registered public accounting firm and the Audit Committee’s determination of PwC’s remuneration). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2, Proposal No. 3 and Proposal No. 4 are advisory in nature and therefore not binding on our Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.

       Can I revoke a proxy?

If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126, prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.

 2020 Proxy Statement / 63

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      What happens if a change to the Annual General Meeting is necessary due to COVID-19?

As part of our COVID-19 precautions, we are planning for the possibility that the meeting may instead be held virtually over the Internet at 9:00 a.m. on Friday, June 19, 2020. If we take this step, (i) we will announce the decision to do so by June 5, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material and (ii) you will be able to attend the meeting online by logging in at:
www.virtualshareholdermeeting.com/NCLH2020. A virtual meeting will have no impact on shareholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement. As always, we encourage you to vote your shares prior to the Annual General Meeting.

Presentation of Financial Statements

In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of our Company, our Company’s audited financial statements for the year ended December 31, 2019 will be presented at the
Annual General Meeting. Our Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Terms Used in this Proxy Statement

Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC, its subsidiaries and the affiliated funds it manages, (ii) “Prestige” refers to Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.) and its consolidated subsidiaries, (iii) “Acquisition” refers to our acquisition of Prestige in November 2014, (iv) “Norwegian” refers to the Norwegian Cruise Line brand, (v) “Oceania Cruises” refers to the Oceania Cruises brand and (vi) and “Regent” refers to the Regent Seven Seas Cruises brand.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by our Company on behalf of our Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies.
We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

Delivery of Documents to Shareholders Sharing an Address

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2019 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2019 Annual Report, or if you hold our ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2019 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.

64 /

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the
2019 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of our ordinary shares sharing an address.

Annual Report on Form 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO:

YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.

INVESTOR RELATIONS 7665 CORPORATE CENTER DRIVE MIAMI, FLORIDA 33126	OR BY TELEPHONE REQUEST TO (305) 436-4000.
Important Information and Dates Related to the 2021 Annual General Meeting

In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2021 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Assistant Secretary of our Company at our offices no later than December 29, 2020 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2021 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2021 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Assistant Secretary of our Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2021 annual general meeting of shareholders under these provisions must give written notice of the proposal to our General Counsel and Assistant Secretary no earlier than February 18, 2021, and no later than March 20, 2021. However, if the date of the 2021 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after June 18, 2021, the anniversary date of the 2020 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2021 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2021 annual general meeting of shareholders, or if the first public announcement of the 2021 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2021 annual general meeting of shareholders. Shareholders should contact our General Counsel and Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.

 2020 Proxy Statement / 65

APPENDIX A — NON-GAAP FINANCIAL MEASURES AND
RECONCILIATIONS
Non-GAAP Definitions

Adjusted EPS.   Net income, adjusted for supplemental adjustments, divided by the number of diluted weighted-average shares outstanding.
Adjusted EBITDA.   Earnings before interest, taxes, and depreciation and amortization, adjusted for other income (expense), net and other supplemental adjustments.
Adjusted ROIC.   Adjusted EBITDA less depreciation and amortization, adjusted to exclude amortization of intangible assets related to the Acquisition of Prestige, divided by debt and shareholders’ equity, averaged for four quarters.
Net Yield.   Total revenue less commissions, transportation and other expense and onboard and other expense per Capacity Day.
Non-GAAP Financial Information

We use certain non-GAAP financial measures, such as Adjusted EPS, Adjusted EBITDA, Adjusted ROIC and Net Yield to enable us to analyze our performance.
We utilize Net Yield to manage our business on a day-to-day basis and believe that it is one of the most relevant measures of our revenue performance because it reflects the revenue earned by us net of significant variable costs.
We believe that Adjusted EBITDA is appropriate as a supplemental financial measure as it is used by management to assess operating performance. We also believe that Adjusted EBITDA is a useful measure in determining our performance as it reflects certain operating drivers of our business, such as sales growth, operating costs, marketing, general and administrative expense and other operating income and expense. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or comparable to net income, as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments and it includes other supplemental adjustments.
Adjusted EPS is a non-GAAP financial measure that excludes certain amounts and is used to supplement GAAP EPS. We use Adjusted EPS as a key performance measure of our earnings performance. We believe that both management and investors benefit from referring to Adjusted EPS in assessing our performance and when planning, forecasting and analyzing future periods. Adjusted EPS also facilitates management’s internal comparison to our historical performance. Our management believes the presentation of Adjusted ROIC provides a useful performance metric to both management and investors for evaluating our effective use of capital. In addition, management uses both Adjusted EPS and Adjusted ROIC as performance measures for our incentive compensation.
The amounts excluded in the presentation of these non-GAAP financial measures may vary from period to period; accordingly, our presentation of Adjusted EPS, Adjusted EBITDA and Adjusted ROIC may not be indicative of future adjustments or results.
You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measures and the reasons we consider our non-GAAP financial measures appropriate for supplemental analysis. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to the adjustments in our presentation. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our non-GAAP financial measures may not be comparable to other companies.
A-1 /

APPENDIX A — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
NON-GAAP RECONCILIATIONS (UNAUDITED)

Adjusted EPS was calculated as follows (in thousands, except share and per share data):
	Year Ended December 31,
	2019	2018
Net income	$930,228	$954,843
Non-GAAP Adjustments:
Non-cash deferred compensation expenses(1)	3,514	3,453
Non-cash share-based compensation expenses(2)	95,055	115,983
Secondary equity offering expenses(3)	—	883
Severance payments and other fees(4)	6,514	—
Extinguishment and modification of debt(5)	16,676	6,346
Amortization of intangible assets(6)	18,414	24,890
Redeployment of Norwegian Joy(7)	30,629	—
Other(8)	—	(1,412)
Adjusted Net Income	$1,101,030	$1,104,986
Diluted weighted-average shares outstanding – Net income and Adjusted Net Income	216,475,076	224,419,205
Diluted earnings per share	$4.30	$4.25
Adjusted EPS	$5.09	$4.92

(1)
Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses, which are included in payroll and related expense and other income (expense), net.

(2)
Non-cash share-based compensation expenses related to equity awards, which are included in marketing, general and administrative expense and payroll and related expense.

(3)
Expenses related to secondary equity offerings, which are included in marketing, general and administrative expense.

(4)
Severance payments related to restructuring costs are included in marketing, general and administrative expense.

(5)
Losses on extinguishments and modifications of debt are included in interest expense, net.

(6)
Amortization of intangible assets related to the Acquisition of Prestige, which are included in depreciation and amortization expense.

(7)
Expenses related to the redeployment of Norwegian Joy from Asia to the U.S. and the closing of the Shanghai office, which are included in other cruise operating expense, marketing, general and administrative expense and depreciation and amortization expense.

(8)
Other primarily related to expenses and reimbursements for certain legal costs included in marketing, general and administrative expense.

 2020 Proxy Statement / A-2

APPENDIX A — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Net Yield was calculated as follows (in thousands, except Capacity Days and Yield data):
Year Ended December 31, 2019
Passenger ticket revenue	$4,517,393
Onboard and other revenue	1,944,983
Total revenue	6,462,376
Less:
Commissions, transportation and other expense	1,120,886
Onboard and other expense	394,673
Net Revenue	4,946,817
Capacity Days	19,233,459
Gross Yield	$336.00
Net Yield	$257.20
A-3 /

MISSION

VISION

To be the vacation of choice for everyone around the world.

VALUES

Flawless Execution, Dedication to Family and Community, Spirit of Entrepreneurship, Financial Excellence and Environmental Stewardship.

©2020 Norwegian Cruise Line Holdings Ltd. Ships' Registry: Bahamas, Marshall Islands and USA 41757 03/20

NORWEGIAN CRUISE LINE HOLDINGS LTD. 7665 CORPORATE CENTER DRIVE MIAMI, FL 33126 Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Daylight Time the day before themeeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailingproxy materials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote usingthe Internet and, when prompted, indicate that you agree to receive or accessproxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Daylight Time the day before the meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D12458-P34529 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORWEGIAN CRUISE LINE HOLDINGS LTD. The Board of Directors recommends you voteFOR the following: 1. Election of Class I Directors Nominees: For Against Abstain 1a. David M. Abrams ! ! ! 1b. John W. Chidsey ! ! ! 1c. Russell W. Galbut ! ! ! The Board of Directors recommends you vote FORproposals 2 and 4 and 1 YEAR for proposal 3. For Against Abstain 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers ! ! ! 1 Year 2 Years 3 Years Abstain 3. Approval, on a non-binding, advisory basis,of the frequency of future shareholder voteson the compensation of our named executiveofficers ! ! ! ! 4. Ratification of the appointment of PricewaterhouseCoopersLLP ("PwC") as our independent registered publicaccounting firm for the year ending December 31, 2020and the determination of PwC's remuneration by ourAudit Committee For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to BeHeld on June 18, 2020:Our Proxy Statement and our 2019 Annual Report to Shareholders are available electronically at www.nclhltdinvestor.com or at www.proxyvote.com. NORWEGIAN CRUISE LINE HOLDINGS LTD.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERSTO BE HELD ON JUNE 18, 2020The undersigned hereby appoints Mark A. Kempa and Faye Ashby, and each of them, as proxies for the undersigned, each with full power of substitutionand with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares ofNorwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders, tobe held on June 18, 2020, and at any postponement or adjournment thereof,upon the proposals listed on the reverse side and all other matters comingbefore the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which isbeing furnished to all shareholders of record as of the close of business on April 1, 2020.This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If thisproxy is properly signed and returned but no direction is given, this proxy will be voted "FOR" each of the nominees named in Proposal1 and "FOR" each of Proposals 2 and 4 and "1 YEAR" for Proposal 3. Whether or not direction is made, each of the proxies is authorizedto vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or anypostponement or adjournment thereof.YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD.Continued and to be signed on reverse side